   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1995

                                                     REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON D.C. 20549
                               ------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

             FORD MOTOR COMPANY CAPITAL TRUST I                                  FORD MOTOR COMPANY
   (Exact name of Registrant as specified in its charter)      (Exact name of Registrant as specified in its charter)

                               ------------------

                          DELAWARE                                                    DELAWARE
              (State or other jurisdiction of                             (State or other jurisdiction of
               incorporation or organization)                              incorporation or organization)

                        APPLIED FOR                                                  38-0549190
            (I.R.S. Employer Identification No.)                        (I.R.S. Employer Identification No.)

                     THE AMERICAN ROAD                                           THE AMERICAN ROAD
                  DEARBORN, MICHIGAN 48121                                    DEARBORN, MICHIGAN 48121
                       (313) 322-3000                                              (313) 322-3000
               (Address and telephone number                               (Address and telephone number
              of principal executive offices)                             of principal executive offices)

                           -------------------------

                                 J.M. RINTAMAKI
                               FORD MOTOR COMPANY
                               THE AMERICAN ROAD
                            DEARBORN, MICHIGAN 48121
                                 (313) 322-3000
           (Name, address and telephone number of agent for service)
                           -------------------------
                                    Copy To:

                              ARBIE R. THALACKER
                              SHEARMAN & STERLING
                              599 LEXINGTON AVE.
                           NEW YORK, NEW YORK 10022

                           -------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the Exchange Offer (the "Offer") described in the enclosed Prospectus have been satisfied or waived.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
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                                                   AMOUNT                MAXIMUM               MAXIMUM
          TITLE OF EACH CLASS OF                    TO BE            OFFERING PRICE           AGGREGATE             AMOUNT OF
       SECURITIES TO BE REGISTERED               REGISTERED             PER UNIT           OFFERING PRICE       REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Preferred Securities of Ford Motor Company
  Capital Trust I and Junior Subordinated
  Debentures of Ford Motor Company........      44,600,000(1)          $27.375(2)         $1,220,925,000(3)        $421,011.57
Guarantees of the Preferred Securities by
  Ford Motor Company......................           --                                                                (4)
Total.....................................       44,600,000              $27.375           $1,220,925,000          $421,011.57
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated maximum amount of each class of securities listed above issuable by Ford Motor Company and Ford Motor Company Capital Trust I pursuant to the Offer as described herein.

(2) Each holder of a Series B Depositary Share representing 1/2,000 of a share of Series B Cumulative Preferred Stock will receive one Preferred Security.

(3) Calculated in accordance with Rule 457(f) under the Securities Act of 1933.

(4) Includes the rights of holders of the Preferred Securities under the Guarantee and certain back-up undertakings as described in the Registration Statement. Pursuant to Rule 457(n) under the Securities Act of 1933, no fee is payable with respect to the Guarantees.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

                               FORD MOTOR COMPANY

                       FORD MOTOR COMPANY CAPITAL TRUST I

                             CROSS REFERENCE SHEET
               PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING

                  LOCATION IN PROSPECTUS OF ITEMS OF FORM S-4

                           FORM S-4 ITEM NO.                                   CAPTION IN PROSPECTUS
     --------------------------------------------------------------   ---------------------------------------
 1.  Forepart of Registration Statement and
       Outside Front Cover Page of Prospectus......................   Outside Front Cover Page; Inside Front
                                                                        Cover Page
 2.  Inside Front and Outside Back Cover Pages of Prospectus.......   Inside Front Cover Page; Available
                                                                        Information; Incorporation of Certain
                                                                        Documents by Reference; Table of
                                                                        Contents
 3.  Risk Factors, Ratio of Earnings to Fixed Charges and Other
       Information.................................................   Prospectus Summary; Special
                                                                        Considerations Relating to the Offer;
                                                                        Ford Motor Company; Selected
                                                                        Financial Data and other Data of
                                                                        Ford; Ratio of Earnings to Fixed
                                                                        Charges; Ford Motor Company Capital
                                                                        Trust I
 4.  Terms of the Transaction......................................   Prospectus Summary; Comparison of
                                                                        Preferred Securities and Depositary
                                                                        Shares; Capitalization; The Offer;
                                                                        Description of the Preferred
                                                                        Securities; Description of the
                                                                        Preferred Securities Guarantee;
                                                                        Description of the Junior
                                                                        Subordinated Debentures; Taxation
 5.  Pro Forma Financial Information...............................   Not Applicable
 6.  Material Contacts with the Company Being Acquired.............   Not Applicable
 7.  Additional Information Required for Reoffering by
       Persons and Parties Deemed to be Underwriters...............   Not Applicable
 8.  Interests of Named Experts and Counsel........................   Legal Matters
 9.  Disclosure of Commission Position on
       Indemnification for Securities Act Liabilities..............   Not Applicable
10.  Information with Respect to S-3 Registrants...................   Incorporation of Certain Documents by
                                                                        Reference
11.  Incorporation of Certain Information by Reference.............   Incorporation of Certain Documents by
                                                                        Reference
12.  Information with Respect to S-2 or S-3 Registrants............   Not Applicable
13.  Incorporation of Certain Information by Reference.............   Not Applicable
14.  Information with Respect to Registrants
       Other than S-3 or S-2 Registrants...........................   Not Applicable
15.  Information with Respect to S-3 Companies.....................   Not Applicable
16.  Information with Respect to S-2 or S-3 Companies..............   Not Applicable
17.  Information with Respect to Companies
       Other Than S-3 or S-2 Companies.............................   Not Applicable
18.  Information if Proxies, Consents or
       Authorizations are to be Solicited..........................   Not Applicable
19.  Information if Proxies, Consents or Authorizations
       are not to be Solicited or in an Exchange Offer.............   Incorporation of Certain Documents by
                                                                        Reference

     Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS DATED SEPTEMBER 19, 1995

PROSPECTUS

                       FORD MOTOR COMPANY CAPITAL TRUST I
                             OFFER TO EXCHANGE ITS
       [     %] TRUST ORIGINATED PREFERRED SECURITIES(SM) ("TOPRS(SM)")
               (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY AND
        GUARANTEED TO THE EXTENT SET FORTH HEREIN BY FORD MOTOR COMPANY)

          FOR UP TO 44,600,000 OUTSTANDING SERIES B DEPOSITARY SHARES,
                    EACH REPRESENTING 1/2,000 OF A SHARE OF
                      SERIES B CUMULATIVE PREFERRED STOCK
                                       OF

                               FORD MOTOR COMPANY
                        THE OFFER, THE PRORATION PERIOD
                       AND WITHDRAWAL RIGHTS WILL EXPIRE
      AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON                   , 1995,
                         UNLESS THE OFFER IS EXTENDED.
                            ------------------------

        Ford Motor Company Capital Trust I, a Delaware statutory business trust (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the
"Letter of Transmittal" which, together with this Prospectus, constitute the
"Offer"), to exchange its [   %] Trust Originated Preferred Securities(SM)
("TOPrS(SM)"), representing preferred undivided beneficial interests in the assets of the Trust (the "Preferred Securities"), for up to 44,600,000 of the outstanding Series B Depositary Shares ("Depositary Shares"), each representing 1/2,000 of a share of Series B Cumulative Preferred Stock (the "Series B Preferred") of Ford Motor Company, a Delaware corporation ("Ford"). Exchanges will be made on the basis of one Preferred Security for each Depositary Share validly tendered and accepted for exchange in the Offer. As of the date of this Prospectus, there are 45,600,000 Depositary Shares outstanding. Depositary Shares not accepted for exchange because of proration will be returned. Concurrently with the issuance of Preferred Securities in exchange for Depositary Shares validly tendered in the Offer, Ford will deposit in the Trust
as trust assets its [   %] Junior Subordinated Debentures due 2025 (the "Junior
Subordinated Debentures"), having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and the proceeds received upon issuance of the Common Securities to be issued by the Trust.
                                                          (cover page continues)

                            ------------------------

SEE "SPECIAL CONSIDERATIONS RELATING TO THE OFFER" STARTING ON PAGE 15 FOR A
  DISCUSSION OF CERTAIN FACTORS RELATING TO THE PREFERRED SECURITIES THAT
     SHOULD BE CONSIDERED BY INVESTORS, INCLUDING THE PERIOD AND
       CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE JUNIOR
        SUBORDINATED DEBENTURES AND THE PREFERRED SECURITIES MAY BE
          DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS
     THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
        PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
        OFFENSE.
                            ------------------------

     Merrill Lynch & Co., Dean Witter Reynolds Inc., A.G. Edwards & Sons, Inc., Goldman, Sachs & Co., Lehman Brothers, PaineWebber Incorporated and Smith Barney Inc. have been retained as Dealer Managers to solicit exchanges of Depositary Shares for Preferred Securities. See "The Offer -- Dealer Managers; Soliciting Dealers". Chemical Bank has been retained as Exchange Agent in connection with the Offer. Georgeson & Company Inc. has been retained to act as Information Agent to assist in connection with the Offer.
                            ------------------------

                     The Dealer Managers for the Offer are:
MERRILL LYNCH & CO.
          DEAN WITTER REYNOLDS INC.
                     A.G. EDWARDS & SONS, INC.
                               GOLDMAN, SACHS & CO.
                                        LEHMAN BROTHERS
                                               PAINEWEBBER INCORPORATED
                                                     SMITH BARNEY INC.

              The date of this Prospectus is              , 1995.

(SM)"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

     NEITHER THE BOARD OF DIRECTORS OF FORD, FORD, THE TRUSTEES NOR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF DEPOSITARY SHARES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING IN THE OFFER. HOLDERS OF DEPOSITARY SHARES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

     IN ORDER TO PARTICIPATE IN THE OFFER, HOLDERS (AS DEFINED HEREIN) OF DEPOSITARY SHARES MUST SUBMIT A LETTER OF TRANSMITTAL AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE (AS DEFINED HEREIN). SEE "THE OFFER -- PROCEDURES FOR TENDERING".

     For a description of the other terms of the Offer, see "The Offer -- Terms of the Offer", "-- Expiration Date; Extensions; Amendments; Termination", "-- Withdrawal of Tenders" and "-- Acceptance of Shares and Proration". Consummation of the Offer is conditioned on, among other things, receipt of at least 12,000,000 validly tendered Depositary Shares, which condition may be waived. Application will be made to list the Preferred Securities on the New York Stock Exchange (the "NYSE"). In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in the Offer is subject to the condition that as of the Expiration Date there be at least 400 record or beneficial holders of at least 1,000,000 Preferred Securities to be issued in exchange for such Depositary Shares (the "Minimum Distribution Condition"), which condition may not be waived. See "The Offer -- Expiration Date; Extensions; Amendments; Termination" and "-- Conditions to the Offer".

     The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer, and not accept for exchange any Depositary Shares and promptly return all Depositary Shares upon the failure of any of the conditions specified above or in "The Offer -- Conditions to the Offer", (ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Depositary Shares previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Depositary Shares tendered pursuant to the Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see "The Offer -- Withdrawal of Tenders", (iv) amend the terms of the Offer or (v) modify the form of the consideration to be paid pursuant to the Offer. Any amendment applicable to the Offer will apply to all Depositary Shares tendered pursuant to the Offer. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the percentage of securities sought or the price, depends upon the facts and circumstances, including the relative materiality of such terms or information. See "The Offer -- Expiration Date; Extensions; Amendments; Termination".

     Ford will own directly or indirectly all of the securities representing common undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"). The Trust exists for the purpose of (a) issuing (i) its Preferred Securities in exchange for Depositary Shares validly tendered in the Offer and delivering such Depositary Shares to Ford in consideration for the deposit by Ford of Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities in the Trust as trust assets and (ii) its Common Securities to Ford in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary and incidental thereto. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if an Event of Default (as defined herein) under the Declaration (as defined herein) occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove Trustees and to increase or decrease the number of Trustees) upon the occurrence of certain events described herein. See "Prospectus Summary -- Description of Preferred Securities and Junior Subordinated Debentures".

     Cash distributions on the Preferred Securities will be cumulative from the first day following the Expiration Date (the "Accrual Date") at an annual rate
of [   %] of the liquidation amount of $25 per Preferred Security, and will be payable quarterly in arrears on the last day of March, June, September and

December of each year, commencing on December 31, 1995 ("distributions"). Cash distributions in arrears will bear interest thereon at the rate per annum of
[   %], compounded quarterly to the extent permitted by applicable law. The term
"distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. In addition, holders of the Preferred Securities will be entitled to an additional cash distribution at the rate of
8.25% per annum of the liquidation amount thereof from [                ]
through the Expiration Date ("Pre-Issuance Accrued Distribution") in lieu of
dividends accumulating and unpaid after [                ] on their Depositary
Shares accepted for exchange, such additional distribution to be made on December 31, 1995 to holders of the Preferred Securities on the record date for such distribution. The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and the interest and other payment dates on the Junior Subordinated Debentures deposited in the Trust as trust assets. As a result, if principal or interest is not paid on the Junior Subordinated Debentures, including as a result of Ford's election to extend the interest payment period on the Junior Subordinated Debentures as described below, the Trust will not make payments on the Trust Securities. The Junior Subordinated Debentures provide that, so long as Ford shall not be in default in the payment of interest on the Junior Subordinated Debentures, Ford shall have the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time for a period not exceeding 20 consecutive quarterly interest periods (each, an "Extension Period"). No interest shall be due and payable during an Extension Period and, as a consequence, distributions on the Trust Securities will also be deferred, but at the end of such Extension Period Ford shall pay all interest then accrued and unpaid on the Junior Subordinated Debentures, together with interest thereon at the rate specified for the Junior Subordinated Debentures compounded quarterly to the extent permitted by applicable law ("Compounded Interest"), and corresponding distributions will be paid by the Trust on the Trust Securities. All references herein to interest shall include Compounded Interest unless otherwise stated. There could be multiple Extension Periods of varying lengths (up to six Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures, provided that no Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. During any such Extension Period, Ford may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or any other securities similar to the Preferred Securities or the Junior Subordinated Debentures; provided that Ford will be permitted to pay dividends (and cash in lieu of fractional shares) upon the conversion, other than at the option of Ford, of any of its preferred stock, including its Series A Cumulative Convertible Preferred Stock, in accordance with the terms of such stock. Any Extension Period with respect to payment of interest on the Junior Subordinated Debentures, other debt securities of Ford under the Indenture or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Securities and all other securities with similar terms. See "Special Considerations Relating to the Offer", "Description of Preferred Securities -- Distributions", "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period".

     The obligations of Ford under the Junior Subordinated Debentures are unsecured obligations of Ford and will be subordinate and junior in right of payment, to the extent set forth herein, to all Senior Indebtedness (as defined herein) of Ford, except obligations and securities made pari passu or subordinate by their terms, but senior to all capital stock now or hereafter issued by Ford and to any guarantee now or hereafter entered into by Ford in respect of its capital stock. Ford's obligations under the Preferred Securities Guarantee (as defined herein) are unsecured and will rank (i) subordinate and junior in right of payment to all Senior Indebtedness of Ford, and to the Junior Subordinated Debentures, and (ii) senior to all capital stock now or hereafter issued by Ford and to any guarantee now or hereafter entered into by Ford in respect of its capital stock.

     The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust and the redemption of Preferred Securities, as set forth below, are guaranteed by Ford on a subordinated basis as and to the extent described herein (the "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantee". The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that Ford has made a payment of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

     For a description of redemption rights with respect to the Preferred Securities, the possible dissolution of the Trust and distribution of Junior Subordinated Debentures held by the Trust to holders of the Trust Securities and the liquidation amount on the Preferred Securities, see "Special Considerations Relating to the Offer", "Description of the Preferred Securities -- Special Event Redemption or Distribution", "-- Liquidation Distribution Upon Dissolution" and "Description of the Junior Subordinated Debentures".

     The Depositary Shares are listed and principally traded on the NYSE under
the symbol "F Pr B". On [          , 1995], the last full day of trading prior
to the first public announcement of the Offer, the closing sales price of the
Depositary Shares on the NYSE as reported on the Composite Tape was [$      ]
per share. The closing sales price of the Depositary Shares on the NYSE on
[              ], 1995 was [$       ] per share. STOCKHOLDERS ARE URGED TO
OBTAIN CURRENT MARKET QUOTATIONS FOR THE DEPOSITARY SHARES. To the extent that Depositary Shares are tendered and accepted in the Offer, the terms on which untendered Depositary Shares could subsequently be sold could be adversely affected. See "Listing and Trading of Preferred Securities and Depositary Shares".

     Ford will pay to Soliciting Dealers (as defined herein) designated by the record or beneficial owner, as appropriate, of Depositary Shares a solicitation fee of $0.50 per Depositary Share validly tendered and accepted for exchange pursuant to the Offer, subject to certain conditions. Soliciting Dealers are not entitled to a solicitation fee for Depositary Shares beneficially owned by such Soliciting Dealer. See "The Offer -- Dealer Managers; Soliciting Dealers".

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FORD, THE TRUST, THE TRUSTEES OR THE DEALER MANAGERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FORD OR THE TRUST SINCE THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN. THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF DEPOSITARY SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, FORD AND THE TRUST MAY, AT THEIR DISCRETION, TAKE SUCH ACTION AS THEY MAY DEEM NECESSARY TO MAKE THE OFFER IN ANY SUCH JURISDICTION AND EXTEND THE OFFER TO HOLDERS OF DEPOSITARY SHARES IN SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES LAWS OR BLUE SKY LAWS OF WHICH REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER IS BEING MADE ON BEHALF OF THE TRUST BY THE DEALER MANAGERS OR ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

     Ford is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). As used herein, "Ford" refers to Ford Motor Company and its subsidiaries unless the context otherwise requires. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by Ford and the Trust with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The information so omitted may be obtained from the Commission's principal office in Washington, D.C. upon payment of the fees prescribed by the Commission. Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to Ford, the Trust and the securities offered hereby.

     No separate financial statements of the Trust have been included or incorporated by reference herein. Ford and the Trust do not consider that such financial statements would be material to holders of Preferred Securities because the Trust is a newly-formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than its holding as trust assets the Junior Subordinated Debentures of Ford and its issuance of Trust Securities. The Trust anticipates that it will not be required to file with the Commission or to distribute to holders of Preferred Securities periodic reports regarding the Trust. See "Ford Motor Company Capital Trust I", "Description of the Preferred Securities", "Description of the Preferred Securities Guarantee" and "Description of the Junior Subordinated Debentures". The Trust is a statutory business trust formed under the laws of the State of Delaware. Ford, as of the date hereof, beneficially owns all of the beneficial interests in the Trust.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Ford's Annual Report on Form 10-K for the year ended December 31, 1994 ("Ford's 1994 10-K Report"), Ford's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995, respectively ("Ford's 10-Q Reports") and Ford's Current Reports on Form 8-K dated February 1, 1995, February 7, 1995, April 4, 1995, April 19, 1995 and July 19, 1995 have been filed with the Commission and are incorporated herein by reference.

     All documents filed by Ford pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the Expiration Date shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

     Ford undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written or telephonic requests for such documents should be directed to Ford Motor Company, The American Road, Dearborn, Michigan 48121,
Attention: Stockholder Relations Department (telephone number 313-845-8540). In order to assure timely delivery of the documents, any request should be made not later than five business days prior to the Expiration Date.

                            ------------------------

     THIS PROSPECTUS CONTAINS BRIEF SUMMARIES OF CERTAIN MORE DETAILED INFORMATION CONTAINED IN DOCUMENTS INCORPORATED HEREIN BY REFERENCE. SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY THE DETAILED INFORMATION CONTAINED IN THE INCORPORATED DOCUMENTS.

                            ------------------------

     The following information, which is being disclosed pursuant to Florida law, is accurate as of the date of this Prospectus: Autolatina-Comercio, Negocios e Participacoes Ltda., a Brazilian company ("Autolatina"), is a joint venture between Ford and Volkswagen AG in which Ford has a 49% ownership interest. Autolatina occasionally sells vehicles to persons located in Cuba. Each such sale is made pursuant to a specific license granted to Ford by the U.S. Department of Treasury. The last such sale, which involved one medical supply vehicle, was made to Cubanacan in April 1991. Current information concerning Autolatina's or its Ford-related affiliates' business dealings with the government of Cuba or with persons located in Cuba may be obtained from the State of Florida Department of Banking and Finance at The Capitol Building, Suite 1401, Tallahassee, Florida 32399-0350 (telephone number 904-488-0545).

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
Prospectus Summary....................................................................      4
Special Considerations Relating to the Offer..........................................     15
Comparison of Preferred Securities and Depositary Shares..............................     19
Ford Motor Company....................................................................     22
Capitalization........................................................................     23
Selected Financial Data and Other Data of Ford........................................     24
Financial Review of Ford..............................................................     25
Industry Data and Market Share of Ford................................................     28
Ratio of Earnings to Fixed Charges....................................................     29
Ford Motor Company Capital Trust I....................................................     29
The Offer.............................................................................     32
Listing and Trading of Preferred Securities and Depositary Shares.....................     40
Transactions and Arrangements Concerning the Offer....................................     41
Fees and Expenses; Transfer Taxes.....................................................     41
Price Range of Depositary Shares......................................................     41
Description of the Preferred Securities...............................................     42
Description of the Preferred Securities Guarantee.....................................     52
Description of the Junior Subordinated Debentures.....................................     54
Description of the Series B Preferred and Depositary Shares...........................     61
Relationship Between the Preferred Securities, the Junior Subordinated Debentures and
  the Preferred Securities Guarantee..................................................     64
Taxation..............................................................................     65
Legal Matters.........................................................................     68
Experts...............................................................................     68
ERISA Matters.........................................................................     69

                               PROSPECTUS SUMMARY

     The following summary does not purport to be complete and is qualified in its entirety by the detailed information contained elsewhere in, or incorporated by reference in, this Prospectus.

                               FORD MOTOR COMPANY

     Ford was incorporated in Delaware in 1919 and acquired the business of a Michigan company, also known as Ford Motor Company, incorporated in 1903 to produce automobiles designed and engineered by Henry Ford. Ford is the second-largest producer of cars and trucks in the world, and ranks among the largest providers of financial services in the United States.

     Ford's two principal business segments are Automotive and Financial Services. The activities of the Automotive segment consist of the design, manufacture, assembly and sale of cars and trucks and related parts and accessories. Substantially all of Ford's automotive products are marketed through retail dealerships, most of which are privately owned and financed.

     The Financial Services segment is comprised of the following direct subsidiaries, the activities of which include financing operations, vehicle and equipment leasing and insurance operations: Ford Motor Credit Company ("Ford Credit"), Ford Credit Europe plc ("Ford Credit Europe"), Ford Holdings, Inc. ("Ford Holdings"), The Hertz Corporation ("Hertz") and Granite Management Corporation (formerly First Nationwide Financial Corporation) ("Granite"). Ford Holdings is a holding company that owns primarily Associates First Capital Corporation ("The Associates"), USL Capital Corporation (formerly United States Leasing International, Inc.)("USL Capital") and The American Road Insurance Company ("American Road"). In addition, there are a number of international affiliates not listed above that are consolidated in the total Financial Services results, but are managed by either Ford Credit (which manages Ford Credit Europe, as well as other international affiliates), The Associates or USL Capital.

                       FORD MOTOR COMPANY CAPITAL TRUST I

     Ford Motor Company Capital Trust I is a statutory business trust that was formed under the Delaware Business Trust Act (the "Business Trust Act") on September 19, 1995. The Trust's original declaration of trust will be amended and restated in its entirety as of the date the Trust accepts Depositary Shares in the Offer (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. See "The Offer -- Terms of the Offer" and "-- Acceptance of Shares and Proration" for information regarding the Trust's acceptance of Depositary Shares in the Offer. The Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the holders thereof will own all the issued and outstanding Preferred Securities. Ford has agreed to acquire Common Securities in an amount equal to at least 3% of the total capital of the Trust and will own, directly or indirectly, all the issued and outstanding Common Securities. The Preferred Securities and the Common Securities will have equivalent terms; provided that (i) if an Event of Default under the Declaration occurs and is continuing, the holders of Preferred Securities will have a priority over the holders of the Common Securities with respect to payments of distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove Trustees and to increase or decrease the number of Trustees.

     The number of trustees (the "Trustees") of the Trust shall initially be five. Three of the Trustees (the "Regular Trustees") are individuals who are employees or officers of Ford. The fourth trustee is The Bank of New York (the "Institutional Trustee"), which will act as the indenture trustee under the Declaration for purposes of the Trust Indenture Act and will serve as the Indenture Trustee (as defined herein) under the Indenture (as defined herein) for the Junior Subordinated Debentures and the Guarantee Trustee (as defined herein) under the Preferred Securities Guarantee. The fifth trustee is The Bank of New York (Delaware) (the "Delaware Trustee"), which has its principal place of business in the State of Delaware. Pursuant to the Declaration, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture pursuant to which the Junior Subordinated Debentures will be issued. The Institutional Trustee, acting on behalf of the Trust, will promptly make distributions to the holders of the Trust Securities out of funds in the Trust. The Preferred Securities Guarantee, which will be separately qualified under the Trust Indenture Act, will be held by The Bank of New York, acting in its separate capacity as indenture trustee with respect to the Preferred Securities Guarantee, for the benefit of the holders of the Preferred Securities. As used in this Prospectus, the term "Institutional Trustee" refers to The Bank of New York acting either in its capacity as the trustee under the Declaration or in its capacity as indenture trustee under, and the holder of, the Preferred Securities Guarantee, as the context may require.

     The Trust exists for the purpose of (a) issuing (i) its Preferred Securities in exchange for Depositary Shares validly tendered in the Offer and delivering such Depositary Shares to Ford in consideration for the deposit by Ford of Junior Subordinated Debentures, having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities, in the Trust as trust assets, and (ii) its Common Securities to Ford in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary and incidental thereto. The rights of the holders of the Trust Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration, the Business Trust Act and the Trust Indenture Act. See "Ford Motor Company Capital Trust I" and "Description of the Preferred Securities". The Declaration does not permit the incurrence by the Trust of any indebtedness for borrowed money or the making of any investment other than in the Junior Subordinated Debentures. In the Declaration, Ford has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including the fees and expenses of the Trustees and any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. See "Special Considerations Relating to the Offer", "Ford Motor Company Capital Trust I" and "Description of the Preferred Securities".

               CERTAIN POTENTIAL BENEFITS AND RISKS TO INVESTORS

     Prospective investors should carefully review the information contained elsewhere in this Prospectus prior to making a decision regarding the Offer and should particularly consider the following matters:

POTENTIAL BENEFITS TO EXCHANGING HOLDERS

     - The cash distributions rate on the Preferred Securities will be [ ] basis points greater than the dividend rate on the Depositary Shares. See "Comparison of Preferred Securities and Depositary Shares".

     - Although the obligations of Ford under the Junior Subordinated Debentures and the Preferred Securities Guarantee are unsecured and will be subordinated and junior in right of payment to all Senior Indebtedness of Ford, they will be senior to all capital stock of Ford now or hereafter issued by Ford (including the Depositary Shares).

     - While no dividends are required to be paid with respect to the Depositary Shares, interest payments on the Junior Subordinated Debentures and therefore distributions on the Preferred Securities may not be deferred for more than 20 consecutive quarterly interest periods. Any Extension Period with respect to payment of interest on the Junior Subordinated Debentures, other debt securities of Ford under the Indenture or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Securities and all other securities with similar terms. Moreover, Ford may defer interest payments on the Junior Subordinated Debentures only if it does not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock (except under certain circumstances). See "Description of the Preferred Securities". However, to date, Ford has made each quarterly dividend payment with respect to the Depositary Shares on the scheduled dividend payment date, and dividends on the Series B Preferred accrue whether or not such dividends are declared. See "Description of the Series B Preferred and Depositary Shares -- Dividends".

     - The Offer will allow Ford to achieve certain tax efficiencies because, in contrast to dividend payments with respect to the Depositary Shares which are not deductible by Ford, Ford will be able to deduct interest payments on the Junior Subordinated Debentures for United States federal income tax purposes. See "The Offer -- Purpose of the Offer".

     - So long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover cash distributions and other payments made on the Preferred Securities (and the Common Securities) because (i) the aggregate principal amount of Junior Subordinated Debentures deposited as trust assets will be equal to the sum of
(x) the aggregate stated liquidation amount of the Preferred Securities issued by the Trust in exchange for the Depositary Shares accepted in the Offer and (y) the amount of proceeds received by the Trust from the issuance of the Common Securities to Ford, which proceeds will be used by the Trust to purchase an equal principal amount of Junior Subordinated Debentures, (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities, (iii) the Declaration provides that Ford shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, and (iv) the Declaration further provides that the Trustees shall not permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust. See "Ford Motor Company Capital Trust I", "Description of Preferred Securities", "Description of the Junior Subordinated Debentures" and "Relationship Between the Preferred Securities, the Junior Subordinated Debentures and the Preferred Securities Guarantee".

     - The Trust will have no independent operations and will exist for the sole purpose of effecting the Offer and issuing the Trust Securities as described herein and owning and holding the Junior Subordinated Debentures. See "Ford Motor Company Capital Trust I".

     - The Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated Debentures, including its rights to enforce Ford's obligations under the Junior Subordinated Debentures upon the occurrence of an Indenture Event of Default, and will also have the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. In addition, the holders of the Preferred Securities will have certain rights to direct the Institutional Trustee with respect to certain matters under the Declaration and the Preferred Securities Guarantee. If the Institutional Trustee fails to enforce its rights under the Indenture or fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may institute a legal proceeding against Ford to enforce such rights or the Preferred Securities Guarantee, as the case may be. See "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantee".

POTENTIAL RISKS TO EXCHANGING HOLDERS

     - Participation in the Offer will be a taxable event for holders of Depositary Shares. See "Special Considerations Relating to the Offer -- Exchange of Depositary Shares for Preferred Securities is a Taxable Event".

     - The obligations of Ford under (i) the Junior Subordinated Debentures and the Preferred Securities Guarantee are subordinate in right of payment to all Senior Indebtedness (as defined herein) of Ford, except obligations or securities made pari passu or subordinate by their terms, and (ii) the Preferred Securities Guarantee is also subordinate in right of payment to the Junior Subordinated Debentures. See "Special Considerations Relating to the Offer -- Ranking of Subordinated Obligations under Preferred Securities Guarantee and Junior Subordinated Debentures"; and "-- Trust Distributions Dependent on Ford's Payments on Junior Subordinated Debentures".

     - If Ford were to default in its obligation to pay amounts payable on the Junior Subordinated Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise. In addition, the interest payment period on the Junior Subordinated Debentures may be extended under certain circumstances by Ford, in its sole discretion, for up to 20 consecutive quarterly interest periods. See "Special Considerations Relating to the Offer -- Ranking of Subordinated Obligations under Preferred Securities Guarantee and Junior Subordinated Debentures"; "-- Trust Distributions Dependent on Ford's Payments on Junior Subordinated Debentures"; "-- Ford May

Defer Interest Payments on Junior Subordinated Debentures"; "-- Tax Consequences of Extension of Interest Payment Periods"; and "-- Potential Market Volatility During Extension Period".

     - Should Ford not make interest or other payments on the Junior Subordinated Debentures for any reason, including as a result of Ford's election to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period on the Junior Subordinated Debentures, the Trust will not make distributions or other payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Preferred Securities Guarantee since the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that Ford has made a payment to the Trust of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. See "Special Considerations Relating to the Offer -- Trust Distributions Dependent on Ford's Payments on Junior Subordinated Debentures".

     - If Ford elects to defer payments of interest on the Junior Subordinated Debentures by extending the interest period on the Junior Subordinated Debentures, distributions on the Preferred Securities would also be deferred but the Trust would continue to accrue interest income (as original issue discount) in respect of such Junior Subordinated Debentures which would be taxable to beneficial owners of Preferred Securities. As a result, beneficial owners of Preferred Securities during an Extension Period would include their pro rata share of the interest in gross income in advance of the receipt of cash. See "Special Considerations Relating to the Offer -- Tax Consequences of Extension of Interest Payment Periods".

     - Holders of Preferred Securities will have limited voting rights and will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the Common Securities. See "Special Considerations Relating to the Offer -- Limited Voting Rights"; "Description of the Preferred Securities Limited Voting Rights". Holders of Depositary Shares also have limited voting rights. However, with certain exceptions, in the event that dividends on all series of preferred stock, including the Series B Preferred, are in arrears and unpaid for such number of dividend periods which shall in the aggregate contain not less than 540 days, the Board of Directors of Ford is required to be increased by two directors and the holders of Series B Preferred, together with the holders of all other series of preferred stock then entitled to vote thereon, shall be entitled to elect two directors of the expanded board of directors. See "Description of Series B Preferred and Depositary Shares -- Voting".

     - The Depositary Shares are redeemable on or after December 1, 2002, in whole or in part, provided that Ford shall have issued an equivalent amount of its common stock within the prior two years. The Preferred Securities are redeemable on or after December 1, 2002, in whole or in part. Ford has issued approximately $1.3 billion of its common stock between December 31, 1992 and June 30, 1995.

     - While the Depositary Shares are not redeemable prior to December 1, 2002, the Junior Subordinated Debentures (and thus the Preferred Securities) in certain circumstances will be redeemable prior to that date upon the occurrence of a Tax Event (as defined herein). See "Special Considerations Relating to the Offer -- Special Event Redemption or Distribution".

     - While dividends with respect to Depositary Shares are eligible for the dividends received deduction for corporate holders, distributions on the Preferred Securities are not eligible for the dividends received deduction for corporate holders.

     - While application will be made to list the Preferred Securities on the NYSE, the Preferred Securities are a new issue of securities with no established trading market. In addition, liquidity of the Preferred Securities will be affected by the number of Depositary Shares exchanged in the Offer. See "Special Considerations Relating to the Offer -- Lack of Established Trading Market for Preferred Securities" and "-- Reduced Trading Market for Depositary Shares".

     - Under certain circumstances, Junior Subordinated Debentures could be distributed to holders of Preferred Securities. In such event, the Trust would be dissolved and the holders would become holders of Junior Subordinated Debentures. While Ford will use its best efforts in such a situation to have the Junior Subordinated Debentures listed on the NYSE, there is no guarantee that such listing will take place or that a market will exist for such Junior Subordinated Debentures. See "Special Considerations Relating to the Offer -- Special Event Redemption or Distribution."

POTENTIAL RISK TO NON-EXCHANGING HOLDERS

     - The liquidity and trading market for untendered Depositary Shares could be adversely affected to the extent Depositary Shares are tendered and accepted in the Offer. See "Special Considerations Relating to the Offer -- Reduced Trading Market for Depositary Shares".

     - The Junior Subordinated Debentures and the Preferred Securities Guarantee will rank senior in right of payment to the untendered Depositary Shares. See "Special Considerations Relating to the Offer -- Ranking of Subordinated Obligations Under Preferred Securities Guarantee and Junior Subordinated Debentures".

                                   THE OFFER

PURPOSE OF THE OFFER

     The purpose of the Offer is to refinance the Depositary Shares with the Preferred Securities and to achieve certain tax efficiencies while preserving Ford's flexibility with respect to future financings. This refinancing will permit Ford to deduct interest payable on the Junior Subordinated Debentures for United States federal income tax purposes; dividends payable on the Depositary Shares are not deductible. See "The Offer -- Purpose of the Offer".

TERMS OF THE OFFER

     Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust hereby offers to exchange its Preferred Securities for up to 44,600,000 of the outstanding Depositary Shares of Ford. Exchanges will be made on the basis of one Preferred Security for each Depositary Share validly tendered and accepted for exchange in the Offer. See "The Offer -- Terms of the Offer".

EXPIRATION DATE; WITHDRAWALS

     Upon the terms and conditions of the Offer, including the provisions relating to proration described herein, the Trust will accept for exchange up to 44,600,000 Depositary Shares validly tendered and not withdrawn prior to 12:00
Midnight, New York City time, on           , 1995, or if the Offer is extended
by the Trust, in its sole discretion, the latest date and time to which the Offer has been extended (the "Expiration Date"). Tenders of Depositary Shares pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Trust, may be withdrawn at any time after 40 Business Days (as defined herein) after the date of this Prospectus. Depositary Shares not accepted because of proration will be returned to the tendering holders at the Trust's expense as promptly as practicable following the Expiration Date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close. See "The Offer -- Expiration Date; Extensions; Amendments; Termination", "-- Withdrawal of Tenders" and "-- Acceptance of Shares and Proration". Tenders must be made to the Exchange Agent in order to be valid.

CONDITIONS TO THE OFFER; EXTENSIONS; AMENDMENTS; TERMINATION

     Consummation of the Offer is conditioned on, among other things, (i) receipt of at least 12,000,000 validly tendered Depositary Shares, which condition may be waived by the Trust, and (ii) tenders by a sufficient number of holders of Depositary Shares to meet the Minimum Distribution Condition, which condition may not be waived. See "The Offer -- Conditions to the Offer" and "-- Expiration Date; Extensions; Amendments; Termination".

     The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer, and not accept for exchange any Depositary Shares and promptly return all Depositary Shares, upon the failure of any of the conditions specified above, (ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Depositary Shares previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Depositary Shares tendered pursuant to the Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see "The Offer -- Withdrawal of Tenders", (iv) amend the terms of the Offer or (v) modify the form of the consideration to be paid pursuant to the Offer. Any amendment applicable to the Offer will apply to all Depositary Shares tendered pursuant to the Offer. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the percentage of securities sought or the price, depends upon the facts and circumstances, including the relative materiality of such terms or information. See "The Offer -- Conditions to the Offer" and "-- Expiration Date; Extensions; Amendments; Termination".

PROCEDURES FOR TENDERING

     Each Holder of Depositary Shares wishing to participate in the Offer must
(i) properly complete and sign the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) in accordance with the instructions contained herein and in the Letter of Transmittal, together with any required signature guarantees, and deliver the same to Chemical Bank, as Exchange Agent, at one of its addresses set forth on the back cover page hereof, prior to the Expiration Date and either (a) certificates for the Depositary Shares must be received by the Exchange Agent at such address or (b) such Depositary Shares must be transferred pursuant to the procedures for book-entry transfer described herein and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date, or (ii) comply with the guaranteed delivery procedures described herein. See "The Offer -- Procedures for Tendering".

     IN ORDER TO PARTICIPATE IN THE OFFER, HOLDERS OF DEPOSITARY SHARES MUST SUBMIT A LETTER OF TRANSMITTAL AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE.

     LETTERS OF TRANSMITTAL, DEPOSITARY SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT -- -- NOT TO FORD, THE TRUST, THE DEALER MANAGERS OR THE INFORMATION AGENT.

SPECIAL PROCEDURE FOR BENEFICIAL OWNERS

     Any beneficial owner whose Depositary Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Depositary Shares should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing a Letter of Transmittal and delivering its Depositary Shares, either make appropriate arrangements to register ownership of the Depositary Shares in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Offer -- Procedures for Tendering -- Special Procedure for Beneficial Owners".

GUARANTEED DELIVERY PROCEDURES

     If a Holder desires to accept the Offer and time will not permit a Letter of Transmittal or Depositary Shares to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected in accordance with the guaranteed delivery procedures set forth in "The Offer -- Procedures for Tendering -- Guaranteed Delivery".

ACCEPTANCE OF SHARES AND PRORATION

     Upon the terms and subject to the conditions of the Offer, including the Minimum Distribution Condition, if 44,600,000 or fewer Depositary Shares have been validly tendered and not withdrawn prior to the

Expiration Date, the Trust will accept for exchange all such Depositary Shares. Upon the terms and subject to the conditions of the Offer, if more than 44,600,000 Depositary Shares (or, if decreased as described herein, such lesser number as the Trust may elect to purchase pursuant to the Offer) have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange Depositary Shares from each tendering Holder on a pro rata basis, subject to adjustment to avoid the acceptance for exchange of fractional shares.

     If the Trust decides, in its sole discretion, to increase or decrease the number of Depositary Shares sought in the Offer or to increase or decrease the consideration offered to holders of Depositary Shares, and if the Offer is scheduled to expire less than ten Business Days from and including the date that notice of such increase or decrease is first published, sent or given in the manner specified in "The Offer -- Terms of the Offer" and "-- Expiration Date; Extensions; Amendments; Termination", then the Offer will remain open for a minimum of ten Business Days from and including the date of such notice.

     All Depositary Shares not accepted pursuant to the Offer, including shares not purchased because of proration, will be returned to the tendering Holders at the Trust's expense as promptly as practicable following the Expiration Date.

DELIVERY OF PREFERRED SECURITIES

     Subject to the terms and conditions of the Offer, the delivery of the Preferred Securities to be issued pursuant to the Offer will occur as promptly as practicable following the Expiration Date. See "The Offer -- Terms of the Offer" and "-- Expiration Date; Extensions; Amendments; Termination".

     If proration of tendered Depositary Shares is required, because of the difficulty in determining the number of Depositary Shares validly tendered (including shares tendered by the guaranteed delivery procedures described in "The Offer -- Procedures for Tendering"), the Trust does not expect that it would be able to announce the final proration factor or to commence the exchange for any shares of Depositary Shares pursuant to the Offer until approximately five Business Days after the Expiration Date. Preliminary results of the proration will be announced by press release as promptly as practicable after the Expiration Date. Holders of Depositary Shares may obtain such preliminary information from the Dealer Managers or the Information Agent and may also be able to obtain such information from their brokers.

     Until the final proration factors are known, the Trust will not issue any Preferred Securities in exchange for any Depositary Shares accepted for exchange pursuant to the Offer or return Depositary Shares delivered to the Exchange Agent but not tendered or return Depositary Shares tendered but not accepted for exchange because of proration.

DESCRIPTION OF PREFERRED SECURITIES AND JUNIOR SUBORDINATED DEBENTURES

     The Preferred Securities evidence preferred undivided beneficial interests in the assets of the Trust and will have terms equivalent to the Common Securities; provided that (i) if an Event of Default under the Declaration occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove and replace Trustees and to increase or decrease the number of Trustees. The Declaration does not permit the issuance by the Trust of any securities or beneficial interests in the assets of the Trust other than the Preferred Securities and the Common Securities, the incurrence of any indebtedness for borrowed money by the Trust or the making of any investments other than in the Junior Subordinated Debentures. The Declaration defines an event of default with respect to the Trust Securities (an "Event of Default") as, among other things, the occurrence and continuance of an "event of default" under the Indenture with respect to the Junior Subordinated Debentures (an "Indenture Event of Default").

     Periodic cash distributions on each Preferred Security will be fixed at a
rate per annum of [   %] of the stated liquidation amount of $25 per Preferred
Security. Distributions in arrears will bear interest thereon at the rate per
annum of [   %], compounded quarterly to the extent permitted by applicable law.
Distributions
on the Preferred Securities will be cumulative, will accrue from the Accrual Date and, except as otherwise described herein, will be made quarterly in arrears, on the last day of March, June, September and December of each year, commencing on December 31, 1995, but only if and to the extent that interest payments are made in respect of the Junior Subordinated Debentures held by the Trust. In addition, holders of Preferred Securities will be entitled to an additional cash distribution at the rate of 8.25% per annum of the liquidation
amount thereof from [           ] through the Expiration Date in lieu of
dividends accumulating and unpaid after [           ] on their Depositary Shares
accepted for exchange, such additional distribution to be made on December 31, 1995 to holders of the Preferred Securities on the record date for such distribution.

     The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and the interest and other payment dates on the Junior Subordinated Debentures deposited in the Trust as trust assets. As a result, if principal or interest is not paid on the Junior Subordinated Debentures, including as a result of Ford's election to extend the interest payment period on the Junior Subordinated Debentures as described below, the Trust will not make payments on the Trust Securities. The Junior Subordinated Debentures provide that, so long as Ford shall not be in default in the payment of interest on the Junior Subordinated Debentures, Ford has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for an Extension Period and, as a consequence, quarterly distributions on the Preferred Securities would not be
made (but would continue to accrue with interest thereon at the rate of [   %]
per annum, compounded quarterly to the extent permitted by applicable law) by the Trust during any such Extension Period. During an Extension Period, Ford may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto or any other securities similar to the Preferred Securities or the Junior Subordinated Debentures; provided that Ford will be permitted to pay dividends (and cash in lieu of fractional shares) upon the conversion, other than at the option of Ford, of any of its preferred stock, including Series A Cumulative Convertible Preferred Stock, in accordance with the terms of such stock. Any Extension Period with respect to payment of interest on the Junior Subordinated Debentures, other debt securities of Ford under the Indenture or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Securities and all other securities with similar terms. Prior to the termination of any such Extension Period, Ford may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, Ford may commence a new Extension Period, subject to the above requirements. Ford may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures, provided that no Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. See "Special Considerations Relating to the Offer", "-- Trust Distributions Dependent on Ford's Payments on Junior Subordinated Debentures" and "-- Ford May Defer Interest Payments on Junior Subordinated Debentures" and "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period".

     Ford shall give the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) ten Business Days the date the distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than one Business Day prior to such record date. The Trust shall give notice of Ford's selection of such Extension Period to the holders of the Preferred Securities. See "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period".

     There will be deposited in the Trust as trust assets (i) Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities issued by the Trust in exchange for the Depositary Shares accepted in the Offer and (ii) Junior Subordinated Debentures having an aggregate principal amount equal to the amount of proceeds received by the Trust from the sale of the Common Securities to Ford. Under the Declaration, if and to the extent Ford does make interest payments on the Junior Subordinated Debentures deposited in the Trust as trust assets, the Institutional Trustee is obligated to make distributions promptly on the Preferred Securities. The payment of distributions on the Preferred Securities and payments on liquidation of the Trust and the redemption of Preferred Securities, as set forth below, in each case out of moneys held by the Trust, are guaranteed by Ford on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee". The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that Ford has made a payment to the Trust of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. Notwithstanding such limitation, the Preferred Securities Guarantee, when taken together with Ford's obligations under the Junior Subordinated Debentures and its obligation to pay costs, expenses and certain liabilities of the Trust pursuant to the Declaration, constitutes a full and unconditional guarantee of amounts due on the Preferred Securities.

     The Preferred Securities and Common Securities are redeemable on a Pro Rata Basis (as defined below) from time to time, in whole or in part, to the same extent as the Junior Subordinated Debentures are redeemed by Ford, at any time on or after December 1, 2002, upon not less than 10 nor more than 60 days' notice, at $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of redemption (the "Redemption Price"), including distributions accrued as a result of Ford's election to defer payments of interest on the Junior Subordinated Debentures, payable in cash. The Preferred Securities will be redeemed upon the maturity or earlier redemption of the Junior Subordinated Debentures. See "Description of the Preferred Securities -- Mandatory Redemption". As used in this Prospectus, the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities according to the aggregate liquidation amount of the Trust Securities held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities outstanding unless, in relation to a payment, an Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all Preferred Securities outstanding, and, only after satisfaction of all amounts owed to the holders of the Preferred Securities, to each holder of Common Securities pro rata according to the aggregate liquidation amount of the Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Common Securities outstanding.

     In addition, upon the occurrence and during the continuation of a Tax Event or an Investment Company Event (each as hereinafter defined) arising from a change in law or a change in legal interpretation or other specified circumstances, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below and subject to certain other limited exceptions, be dissolved, with the result that the Junior Subordinated Debentures will be distributed to the holders of the Preferred Securities and the Common Securities on a Pro Rata Basis, in lieu of any cash distribution. In the case of a Tax Event, Ford will have the right in certain circumstances to redeem the Junior Subordinated Debentures at any time, in which event the Trust will redeem the Trust Securities on a Pro Rata Basis to the same extent as the Junior Subordinated Debentures are redeemed. If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, Ford will use its best efforts to have the Junior Subordinated Debentures listed on the NYSE or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities -- Special Event Redemption or Distribution".

     The Junior Subordinated Debentures will be issued pursuant to an indenture,
to be dated as of [             ], 1995 (as supplemented by the First
Supplemental Indenture (the "First Supplemental Indenture") to be dated as of
[             ], 1995, (the "Indenture")) between Ford and
[                         ] as trustee (the "Indenture Trustee"). See
"Description of the Junior Subordinated Debentures". The Junior Subordinated Debentures will mature on December 31, 2025 and will bear interest at an annual
rate of [   %] from the Accrual Date. Interest will be payable quarterly in arrears on the last day of March, June, September and December of each year, commencing on December 31, 1995; provided that, as described above, so long as Ford shall not be in default in the payment of interest on the Junior Subordinated Debentures, Ford shall have the right to extend the interest payment period from time to time for a period not exceeding 20 consecutive quarterly interest periods. Ford has no current intention of exercising its right to extend an interest payment period. However, should Ford determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. See "Special Considerations Relating to the Offer" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period".

     The Junior Subordinated Debentures will also accrue interest at the rate of
8.25% per annum of the principal amount thereof from [                    ]
through the Expiration Date, payable at the time of the first interest payment on the Junior Subordinated Debentures to holders of the Junior Subordinated Debentures on the record date for such distribution. No extension of interest
will be permitted with respect to interest accruing from [                    ]
through the Expiration Date.

     Ford shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, from time to time, on or after December 1, 2002, upon not less than 10 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed, plus any accrued and unpaid interest to the redemption date, including interest accrued as a result of Ford's election to defer payments of interest on the Junior Subordinated Debentures, payable in cash. In addition, upon the occurrence of a Tax Event, Ford will also have the right if certain conditions are met to redeem the Junior Subordinated Debentures at any time. If Ford redeems the Junior Subordinated Debentures, then the Trust will redeem the Trust Securities on a Pro Rata Basis to the same extent as the Junior Subordinated Debentures are redeemed.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The exchange of Depositary Shares for Preferred Securities pursuant to the Offer will be a taxable event. Gain or loss generally will be recognized in an amount equal to the difference between the fair market value on the Expiration Date of the holder's pro rata share of the Junior Subordinated Debentures represented by the Preferred Securities received in the exchange and the exchanging Holder's tax basis in the Depositary Shares surrendered. For this purpose, the fair market value of the Junior Subordinated Debentures deemed issued in exchange for Depositary Shares on the Expiration Date will equal the fair market value of the Preferred Securities on that date. See "Taxation -- Exchange of Depositary Shares for Preferred Securities".

     The Junior Subordinated Debentures will be treated as issued with "original issue discount" for United States federal income tax purposes. Holders of Preferred Securities (each a "Securityholder") will be required to include their pro rata share of original issue discount in gross income as it accrues on the Junior Subordinated Debentures in advance of the receipt of cash. Generally, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as "original issue discount" and actual distributions of stated interest will not be separately reported as taxable income. See "Taxation -- Accrual of Original Issue Discount and Premium" and "-- Potential Extension of Payment Period on the Junior Subordinated Debentures".

     While dividends on the Series B Preferred are eligible for the dividends received deduction for corporate holders, dividends on the Preferred Securities are not eligible for the dividends received deduction for corporate holders.

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A Securityholder who disposes of his Preferred Securities and does not receive a payment of interest from the Trust for the period in which the disposition occurs will nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to the adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Accordingly, such a Securityholder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

ACCOUNTING FOR EXCHANGE

     The refinancing of the Series B Preferred with the Preferred Securities may increase or decrease income applicable to common stockholders depending upon the difference between the fair market value of the Series B Preferred represented by the Depositary Shares and the liquidation price of the Series B Preferred at the time of the exchange.

UNTENDERED SHARES

     Holders of Depositary Shares who do not tender their Depositary Shares in the Offer or whose Depositary Shares are not accepted for exchange will continue to hold such Depositary Shares and will be entitled to all the rights and preferences, and will be subject to all of the limitations, applicable thereto.

     To the extent that Depositary Shares are tendered and accepted in the Offer, the terms on which untendered Depositary Shares could subsequently be sold could be adversely affected. See "Special Considerations Relating to the Offer -- Reduced Trading Market for Depositary Shares".

EXCHANGE AGENT AND INFORMATION AGENT

     Chemical Bank has been appointed as Exchange Agent in connection with the Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to Georgeson & Company Inc., which has been retained by Ford and the Trust to act as Information Agent for the Offer. The addresses and telephone numbers of the Exchange Agent and the Information Agent are set forth in "The Offer -- Exchange Agent and Information Agent" and on the outside back cover of this Prospectus.

DEALER MANAGERS

     Merrill Lynch & Co., Dean Witter Reynolds Inc., A.G. Edwards & Sons, Inc., Goldman, Sachs & Co., Lehman Brothers, PaineWebber Incorporated and Smith Barney Inc. have been retained as Dealer Managers in connection with the Offer. For information regarding fees payable to the Dealer Managers and Soliciting Dealers (as defined herein), see "The Offer -- Dealer Managers; Soliciting Dealers".

                  SPECIAL CONSIDERATIONS RELATING TO THE OFFER

     Prospective exchanging holders of Depositary Shares who plan to participate in the Offer should carefully consider, in addition to the other information set forth elsewhere in this Prospectus, the following:

EXCHANGE OF DEPOSITARY SHARES FOR PREFERRED SECURITIES IS A TAXABLE EVENT

     The exchange of Depositary Shares for Preferred Securities pursuant to the Offer will be a taxable event. Generally, gain or loss will be recognized in an amount equal to the difference between the fair market value on the Expiration Date of the holder's pro rata share of the Junior Subordinated Debentures represented by the Preferred Securities received in the exchange and the exchanging Holder's tax basis in the Depositary Shares exchanged therefor. See "Taxation -- Exchange of Depositary Shares for Preferred Securities". All Holders of Depositary Shares are advised to consult their tax advisors regarding the United States federal, state, local and foreign tax consequences of the exchange of Depositary Shares and the issuance of Preferred Securities. See "Price Range of Depositary Shares".

CORPORATE HOLDERS OF PREFERRED SECURITIES NOT ENTITLED TO DIVIDENDS RECEIVED DEDUCTION

     While dividends with respect to the Depositary Shares are eligible for the dividends received deduction for corporate holders, distributions on the Preferred Securities are not eligible for the dividends received deduction for corporate holders.

RANKING OF SUBORDINATED OBLIGATIONS UNDER PREFERRED SECURITIES GUARANTEE AND JUNIOR SUBORDINATED DEBENTURES

     The obligations of Ford under the Junior Subordinated Debentures are unsecured obligations of Ford and will be subordinate and junior in right of payment, to the extent set forth herein, to all Senior Indebtedness (as defined herein) of Ford, except obligations and securities made pari passu or subordinate by their terms, but senior to all capital stock now or hereafter issued by Ford and to any guarantee now or hereafter entered into by Ford in respect of its capital stock. Ford's obligations under the Preferred Securities Guarantee are unsecured and will rank (i) subordinate and junior in right of payment to all Senior Indebtedness of Ford, and to the Junior Subordinated Debentures, and (ii) senior to all capital stock now or hereafter issued by Ford and to any guarantee now or hereafter entered into by Ford in respect of its capital stock. At June 30, 1995, liabilities of Ford on a consolidated basis aggregated approximately $212.6 billion. The terms of the Preferred Securities, the Junior Subordinated Debentures or the Preferred Securities Guarantee do not limit the ability of Ford to incur additional indebtedness or other liabilities, including indebtedness that ranks senior to or pari passu with the Junior Subordinated Debentures and the Preferred Securities Guarantee, or the ability of its subsidiaries to incur additional indebtedness or other liabilities. See "Description of the Preferred Securities Guarantee -- Status of the Preferred Securities Guarantee" and "Description of the Junior Subordinated Debentures -- Subordination".

TRUST DISTRIBUTIONS DEPENDENT ON FORD'S PAYMENTS ON JUNIOR SUBORDINATED
DEBENTURES

     The Trust's ability to make distributions and other payments on the Preferred Securities is solely dependent upon Ford making interest and other payments on the Junior Subordinated Debentures deposited as trust assets as and when required. If Ford were not to make distributions or other payments on the Junior Subordinated Debentures for any reason, including as a result of Ford's election to defer the payment of interest on the Junior Subordinated Debentures by extending the interest period on the Junior Subordinated Debentures, the Trust will not make payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Preferred Securities Guarantee since distributions and other payments on the Preferred Securities are subject to such Guarantee only if and to the extent that Ford has made a payment to the Trust of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. Instead, holders of Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights against Ford pursuant to the terms of the Indenture. However, if the Trust's failure to make distributions on the Preferred Securities is a consequence of Ford's exercise of its right to extend the interest payment period for the Junior Subordinated Debentures, the Institutional Trustee will have no right to enforce the payment of distributions on the Preferred Securities until an Event of Default under the Declaration shall have occurred.

     The Declaration provides that Ford shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes.

     For a discussion of the ranking of the Junior Subordinated Debentures, see "-- Ranking of Subordinated Obligations under Preferred Securities Guarantee and Junior Subordinated Debentures."

FORD MAY DEFER INTEREST PAYMENTS ON JUNIOR SUBORDINATED DEBENTURES

     So long as Ford shall not be in default in the payment of interest on the Junior Subordinated Debentures, Ford has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for an Extension Period not exceeding 20 consecutive quarterly interest periods, during which no interest shall be due and payable, provided that no Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. In such an event, quarterly distributions on the Preferred Securities would not be
made (but would continue to accrue with interest thereon at the rate of [   %]
per annum, compounded quarterly to the extent permitted by applicable law) by the Trust during any such Extension Period. If Ford exercises the right to extend an interest payment period, Ford may not during such Extension Period declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock; or any other securities similar to the Preferred Securities or the Junior Subordinated Debentures provided that Ford will be permitted to pay dividends (and cash in lieu of fractional shares) upon the conversion, other than at the option of Ford, of any of its preferred stock, including its Series A Cumulative Convertible Preferred Stock in accordance with the terms of such stock. Any Extension Period with respect to payment of interest on the Junior Subordinated Debentures, other debt securities of Ford under the Indenture or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Securities and all other securities with similar terms.

     Prior to the termination of any Extension Period, Ford may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, Ford may commence a new Extension Period, subject to the above requirements. Ford may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures. See "Description of the Preferred Securities -- Distributions" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period".

TAX CONSEQUENCES OF EXTENSION OF INTEREST PAYMENT PERIODS

     Because Ford has the right to extend the interest payment period up to 20 consecutive quarterly interest periods on various occasions, the Junior Subordinated Debentures will be treated as issued with "original issue discount" for United States federal income tax purposes. As a result, holders of Preferred Securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash. Generally, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as "original issue discount" and actual distributions of stated interest will not be separately reported as taxable income. See "Taxation -- Accrual of Original Issue Discount and Premium" and "-- Potential Extension of Payment Period on the Junior Subordinated Debentures".

POTENTIAL MARKET VOLATILITY DURING EXTENSION PERIOD

     As described above, Ford has the right to extend an interest payment period on the Junior Subordinated Debentures from time to time for periods not exceeding 20 consecutive quarterly interest periods. If Ford determines to extend an interest payment period, or if Ford thereafter extends an Extension Period or prepays interest accrued during an Extension Period as described above, the market price of the Preferred Securities is likely to be adversely affected. In addition, as a result of such rights, the market price of the Preferred Securities (which represent an undivided interest in Junior Subordinated Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights. A holder that disposes of its Preferred Securities during an Extension Period, therefore, may not receive the same return on its investment as a holder that continues to hold its Preferred Securities. See "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period".

LACK OF ESTABLISHED TRADING MARKET FOR PREFERRED SECURITIES

     The Preferred Securities constitute a new issue of securities of the Trust with no established trading market. While application will be made to list the Preferred Securities on the NYSE, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Managers have indicated to Ford and the Trust that they intend to make a market in the Preferred Securities following the Expiration Date, as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities. In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in the Offer is subject to the Minimum Distribution Condition, which condition may not be waived by Ford or the Trust. See "Listing and Trading of Preferred Securities and Depositary Shares".

REDUCED TRADING MARKET FOR DEPOSITARY SHARES

     To the extent Depositary Shares are tendered and accepted in the Offer, the liquidity and trading market for the Depositary Shares to be outstanding following the Offer, and the terms upon which such Depositary Shares could be sold, could be adversely affected. In addition, if the Offer is substantially subscribed or oversubscribed, there would be a significant risk that round lot holdings of Depositary Shares outstanding following the Offer would be limited. See "Listing and Trading of Preferred Securities and Depositary Shares".

     The Offer is for up to 44,600,000 Depositary Shares (or 98% of the 45,600,000 Depositary Shares outstanding), rather than for all the outstanding Depositary Shares, to reduce the risk that the Depositary Shares would be subject to delisting following consummation of the Offer.

     Under the rules of the NYSE, preferred securities such as the Depositary Shares are subject to delisting if (i) the aggregate value of publicly-held shares is less than $2 million and (ii) the number of publicly-held shares is less than 100,000. Since at least 1,000,000 Depositary Shares will remain outstanding following consummation of the Offer, the number of outstanding Depositary Shares will exceed the delisting criteria set forth in clause (ii) above. In addition, based on the market price of the Depositary Shares on the
NYSE ($[       ] on [                ], the closing sales price of the
Depositary Shares on the NYSE on the last full trading day immediately prior to
Ford's first public announcement of the Offer, and $       on             ,
1995), the Company believes that the aggregate value of the minimum number (1,000,000) of Depositary Shares which will be outstanding following consummation of the Offer should exceed the delisting criteria set forth in clause (i) above. See "Price Range of Depositary Shares". If less than 44,600,000 Depositary Shares are validly tendered, then the number of Depositary Shares remaining outstanding, and the market value thereof, will be even greater.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     Upon the occurrence and during the continuation of a Tax Event or Investment Company Event (each as defined herein), which may occur at any time, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, be dissolved, with the result that, in the manner described in "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution", Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities and Common Securities would be distributed on a Pro Rata Basis to the holders of the Preferred Securities and Common Securities in liquidation of the Trust. In the case of a Tax Event, in certain circumstances, Ford shall have the right to redeem at any time the Junior Subordinated Debentures, in whole or in part, in which event the Trust will redeem Preferred Securities and Common Securities on a Pro Rata Basis to the same extent as the Junior Subordinated Debentures are redeemed. There can be no assurance as to the market prices for Preferred Securities or the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Junior Subordinated Debentures which the investor may receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Depositary Shares exchanged. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures -- General".

     Under current United States federal income tax law, a distribution of the Junior Subordinated Debentures upon a Tax Event or Investment Company Event would not be a taxable event to holders of the Preferred Securities. See "Taxation -- Distribution of Junior Subordinated Debentures to Holders of Preferred Securities".

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have limited voting rights and will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the Common Securities. See "Description of the Preferred Securities -- Voting Rights."

     Holders of Depositary Shares also have limited voting rights. However, in the event that dividends on all series of preferred stock, including the Series B Preferred, are in arrears and unpaid for such number of dividend periods which shall in the aggregate contain not less than 540 days, the Board of Directors shall be increased by two directors and the holders of Series B Preferred, together with the holders of all other series of preferred stock then entitled to vote thereon shall be entitled to elect two directors of the expanded Board of Directors with certain exceptions. See "Description of Series B Preferred and Depositary Shares -- Voting".

            COMPARISON OF PREFERRED SECURITIES AND DEPOSITARY SHARES

     The following is a brief summary of certain terms of the Preferred Securities and the Depositary Shares. For a more complete description of the Preferred Securities, see "Description of the Preferred Securities". For a description of the Junior Subordinated Debentures which will be deposited in the Trust as trust assets and will represent the sole source for the payment of distributions and other payments on the Preferred Securities, see "Description of the Junior Subordinated Debentures".

                                   PREFERRED SECURITIES                      DEPOSITARY SHARES
                          --------------------------------------   --------------------------------------
Issuer.................   The Trust. Payment of distributions      Ford.
                          and on liquidation or redemption is
                          guaranteed on a subordinated basis, as
                          and to the extent described herein, by
                          Ford.
Distribution/Dividend
  Rate.................   [  %] per annum distribution payable     8.25% per annum dividend payable on
                          quarterly in arrears on the last day     the first business day of March, June,
                          of March, June, September and December   September and December of each year,
                          of each year, commencing December 31,    out of funds legally available
                          1995, from and including the Accrual     therefor, when, as and if declared by
                          Date, but only if, and to the extent     Ford's Board of Directors. Dividends
                          that, interest payments are made in      are cumulative. Accrued but unpaid
                          respect of the Junior Subordinated       dividends do not bear interest.
                          Debentures held by the Trust. During     Dividends accrue whether or not Ford
                          any Extension Period on the Junior       has earnings, whether or not there are
                          Subordinated Debentures, distribution    funds legally available for the
                          payments on the Preferred Securities     payment of such dividends and whether
                          will not be made but would continue to   or not such dividends are declared.
                          accrue, and, in the case of              Ford has made each quarterly dividend
                          distributions in arrears, would bear     payment with respect to the Depositary
                          interest at the rate of [  %] per        Shares on the scheduled dividend
                          annum, compounded quarterly to the       payment date.
                          extent permitted by applicable law.
Maturity/Mandatory and
  Optional Redemption..   The Preferred Securities will be         No maturity or mandatory redemption.
                          redeemed upon the maturity or earlier    The Depositary Shares are redeemable
                          redemption of the Junior Subordinated    at the option of Ford on and after
                          Debentures, at a redemption price        December 1, 2002, in whole or in part,
                          equal to $25 per Preferred Security to   at a redemption price equivalent to
                          be redeemed, plus accrued and unpaid     $25 per Depositary Share to be
                          distributions, if any, to the            redeemed, plus accrued and unpaid
                          redemption date, including               dividends thereon, to the redemption
                          distributions accrued as a result of     date, provided that Ford shall have
                          Ford's election to defer payments of     issued an equivalent amount of its
                          interest on the Junior Subordinated      common stock within the prior two
                          Debentures. The Junior Subordinated      years. Holders of Depositary Shares
                          Debentures are redeemable at the         have no right to require Ford to
                          option of Ford, in whole or in part,     redeem the Depositary Shares at the
                          on or after December 1, 2002, at a       option of the holders.
                          redemption price equivalent to $25 per
                          Junior Subordinated Debenture to be
                          redeemed, plus accrued and unpaid
                          interest thereon, to the redemption
                          date. In the event that the Junior
                          Subordinated Debentures are redeemed,
                          upon the repayment of the Junior
                          Subordinated Debentures, upon
                          maturity, upon redemption or
                          otherwise, the proceeds thereof will
                          be promptly applied to redeem the
                          Preferred Securities and the Common
                          Securities. The Junior Subordinated
                          Debentures have a final maturity of
                          December 31, 2025. See "Description of
                          the Preferred Securities --

                                   PREFERRED SECURITIES                      DEPOSITARY SHARES
                          --------------------------------------   --------------------------------------
                          Special Event Redemption or
                          Distribution" and "-- Mandatory
                          Redemption". See "Prospectus Summary
                          -- Potential Risk to Non-Exchanging
                          Holders". Holders of Preferred
                          Securities have no right to require
                          Ford to redeem the Preferred
                          Securities at the option of the
                          holders.
Subordination..........   Subordinated to claims of creditors of   Subordinated to claims of creditors of
                          the Trust, if any. The Preferred         Ford, including the Junior
                          Securities and the Common Securities     Subordinated Debentures, but senior to
                          will have equivalent terms; provided     the common stock of Ford and pari
                          that (i) if an Event of Default under    passu with all other outstanding
                          the Declaration occurs and is            series of preferred stock of Ford. As
                          continuing, the holders of Preferred     capital stock, the Depositary Shares
                          Securities will have a priority over     are junior to all of the debt of Ford,
                          holders of the Common Securities with    including the Junior Subordinated
                          respect to payments in respect of        Debentures.
                          distributions and payments upon
                          liquidation, redemption or otherwise
                          and (ii) holders of Common Securities
                          have the exclusive right (subject to
                          the terms of the Declaration) to
                          appoint, remove or replace Trustees
                          and to increase or decrease the number
                          of Trustees.
                          The Trust is not permitted to incur
                          any indebtedness for borrowed money.
                          The Declaration provides that Ford
                          shall pay for all debts and
                          obligations (other than with respect
                          to the Trust Securities) and all costs
                          and expenses of the Trust, including
                          any income taxes, duties and other
                          governmental charges, and all costs
                          and expenses with respect thereto, to
                          which the Trust may become subject,
                          except for United States withholding
                          taxes.
                          The Junior Subordinated Debentures
                          will rank subordinate and junior to
                          all Senior Indebtedness of Ford,
                          except obligations and securities made
                          pari passu or subordinate by their
                          terms, and senior to all capital stock
                          now or hereafter issued by Ford and to
                          any guarantee now or hereafter entered
                          into by Ford in respect of any of its
                          capital stock (including the
                          Depositary Shares). Ford's obligations
                          under the Preferred Securities
                          Guarantee will rank subordinate and
                          junior to all Senior Obligations of
                          Ford, except obligations and
                          securities made pari passu or
                          subordinate by their terms, and to the
                          Junior Subordinated Debentures, and
                          senior to all capital stock now or
                          hereafter issued by Ford and to any
                          guarantee now or hereafter entered
                          into by Ford in respect of any of its
                          capital stock.

                                   PREFERRED SECURITIES                      DEPOSITARY SHARES
                          --------------------------------------   --------------------------------------
                          As of June 30, 1995, Ford had Senior
                          Indebtedness consisting of
                          approximately $16 billion of trade and
                          other payables, $143 billion of debt
                          and $53.6 billion of other
                          liabilities. Assuming 44,600,000
                          Depositary Shares are tendered, there
                          will be $1.115 billion in Junior
                          Subordinated Debentures senior to the
                          Preferred Securities Guarantee in
                          addition to the other obligations of
                          Ford set forth above.
Listing................   Application will be made to list the     The Depositary Shares are listed on
                          Preferred Securities on the NYSE. In     the NYSE under the symbol "F Pr B".
                          order to satisfy the NYSE listing
                          requirements, acceptance of Depositary
                          Shares validly tendered in the Offer
                          is subject to the Minimum Distribution
                          Condition, which condition may not be
                          waived.
Dividends Received
  Deduction............   Distributions on the Preferred           Dividends are eligible for the
                          Securities are not eligible for the      dividends received deduction for
                          dividends received deduction for         corporate holders.
                          corporate holders.
Voting Rights/
  Enforcement..........   Holders of Preferred Securities have     If dividends shall be in arrears for
                          no voting rights other than as           such number of dividend periods which
                          provided under the Business Trust Act    shall in the aggregate contain not
                          or the Trust Indenture Act, except in    less than 540 days, Ford's Board of
                          the limited circumstances discussed      Directors shall be increased by two
                          below. The Institutional Trustee has     directors and holders have the right
                          the power to exercise all rights under   (together with other classes of
                          the Indenture with respect to the        preferred stock ranking on a parity
                          Junior Subordinated Debentures and is    with the Series B Preferred either as
                          also authorized to enforce the           to dividends or on the distribution of
                          Preferred Securities Guarantee on        assets upon liquidation) to elect two
                          behalf of holders of the Preferred       directors.
                          Securities. If the Trust's failure to
                          make distributions is a consequence of
                          Ford's exercise of its right to extend
                          the interest payment period for the
                          Junior Subordinated Debentures as
                          described under "Distribution/Dividend
                          Rate", the Institutional Trustee will
                          have no right to enforce the payment
                          of distributions until an Event of
                          Default under the Declaration shall
                          have occurred. The holders of at least
                          a majority in liquidation amount of
                          the Preferred Securities will have the
                          right to direct the Institutional
                          Trustee with respect to certain
                          matters under the Declaration and the
                          Preferred Securities Guarantee. If the
                          Institutional Trustee fails to enforce
                          its rights under the Indenture or
                          fails to enforce the Preferred
                          Securities Guarantee, any holder of
                          Preferred Securities may institute a
                          legal proceeding against Ford to
                          enforce such rights or the Preferred
                          Securities Guarantee, as the case may
                          be.

                               FORD MOTOR COMPANY

     Ford was incorporated in Delaware in 1919 and acquired the business of a Michigan company, also known as Ford Motor Company, incorporated in 1903 to produce automobiles designed and engineered by Henry Ford. Ford is the second-largest producer of cars and trucks in the world, and ranks among the largest providers of financial services in the United States.

     Ford's two principal business segments are Automotive and Financial Services. The activities of the Automotive segment consist of the design, manufacture, assembly and sales of cars and trucks and related parts and accessories. Substantially all of Ford's automotive products are marketed through retail dealerships, most of which are privately owned and financed.

     The Financial Services segment is comprised of the following direct subsidiaries, the activities of which include financing operations, vehicle and equipment leasing and insurance operations: Ford Credit, Ford Credit Europe, Ford Holdings, Hertz and Granite. Ford Holdings is a holding company that owns primarily The Associates, USL Capital and American Road. In addition, there are a number of international affiliates not listed above that are consolidated in the total Financial Services results, but are managed by either Ford Credit (which manages Ford Credit Europe, as well as other international affiliates), The Associates or USL Capital.

                                 CAPITALIZATION

     The following table sets forth the historical capitalization of Ford at June 30, 1995 and as adjusted to give effect to the issuance of Preferred Securities in exchange for the Depositary Shares. The "As Adjusted" capitalization described in the table below assumes that holders of 44,600,000 Depositary Shares elect to participate in the Offer. To the extent holders of Depositary Shares elect not to participate in the Offer, Preferred Securities of the Trust would be reduced and Series B Preferred would be increased by an equal amount.

                                                                        AMOUNT
                                                                    OUTSTANDING AT        AS
                                                                    JUNE 30, 1995      ADJUSTED
                                                                    --------------     --------
                                                                           (IN MILLIONS)
AUTOMOTIVE
Debt payable within one year, including the current portion of
  long-term debt..................................................     $    796        $    796
Long-term debt....................................................        6,070           6,070
Minority interests in net assets of subsidiaries..................          132             132
FINANCIAL SERVICES
Debt(a)...........................................................      136,496         136,496
Minority interests in net assets of subsidiaries..................          621             621
Ford-obligated mandatorily redeemable Preferred Securities of
  Subsidiary Trust(b).............................................           --           1,115
Preferred stockholders' equity in subsidiary company..............        1,976           1,976
STOCKHOLDERS' EQUITY
Preferred Stock, par value $1.00 a share
  Issued and outstanding -- 55,621 shares at June 30, 1995,
     33,321 shares as adjusted....................................           (c)             (c)
Common Stock, par value $1.00 a share
  Issued and outstanding -- 1,004 million shares..................        1,004           1,004
Class B Stock, par value $1.00 a share
  Issued and outstanding -- 71 million shares.....................           71              71
Capital in excess of par value of stock...........................        5,440           4,325
Foreign currency translation adjustments and other................        1,158           1,158
Earnings retained for use in business.............................       17,567          17,567
                                                                       --------        --------
TOTAL STOCKHOLDERS' EQUITY........................................     $ 25,240        $ 24,125
                                                                       --------        --------
TOTAL CAPITALIZATION..............................................     $171,331        $171,331
                                                                       ========        ========

---------------
(a) Additional indebtedness has been placed since June 30, 1995.

(b) The sole asset of the Trust will be the Junior Subordinated Debentures of Ford with a final maturity of December 31, 2025. Upon redemption of the Junior Subordinated Debentures, the Preferred Securities will be mandatorily redeemed. The Junior Subordinated Debentures are limited to an aggregate principal amount of $1.115 billion and will bear interest at a rate of [
    %] from their Accrual Date. The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust and the redemption of Preferred Securities are guaranteed by Ford's Preferred Securities Guarantee. See "Description of the Preferred Securities Guarantee". The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that Ford has made a payment of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

(c) Less than $1 million.

                 SELECTED FINANCIAL DATA AND OTHER DATA OF FORD

     The following table sets forth selected financial data and other data concerning Ford:

                                                 SIX MONTHS ENDED
                                                     JUNE 30                          YEARS ENDED OR AT DECEMBER 31
                                              ----------------------      ------------------------------------------------------
                                                1995          1994          1994       1993       1992        1991       1990
                                              --------      --------      --------   --------   ---------   --------   ---------
                                                                          (IN MILLIONS EXCEPT PER SHARE AND UNIT SALES AMOUNTS)
CONSOLIDATED STATEMENT OF INCOME INFORMATION
Automotive
  Sales...................................... $ 58,462      $ 54,445      $107,137   $ 91,568   $  84,407   $ 72,051   $  81,844
  Operating income/(loss)....................    3,556         3,525         5,826      1,432      (1,775)    (3,769)        316
  Income/(loss) before cumulative effects of
    changes in accounting principles.........    2,241         2,175         3,824        940      (1,534)    (3,186)         99
Financial Services
  Revenues...................................   12,710         9,729        21,302     16,953      15,725     16,235      15,806
  Income before income taxes and
    cumulative effects of changes in
    accounting principles....................    1,644         1,107         2,792      2,712       1,825      1,465       1,221
  Income/(loss) before cumulative effects of
    changes in accounting principles.........      881           440         1,484      1,589       1,032        928         761
Total Ford
  Income/(loss) before cumulative effects of
    changes in accounting principles.........    3,122         2,615         5,308      2,529        (502)    (2,258)        860
  Cumulative effects of changes in accounting
    principles...............................       --            --            --         --      (6,883)        --          --
  Net income/(loss)..........................    3,122         2,615         5,308      2,529      (7,385)    (2,258)        860
Amounts Per Share of Common Stock and Class B
  Stock After Preferred Stock Dividends*
  Income/(loss) before cumulative effects of
    changes in accounting principles.........     2.89          2.47          4.97       2.27       (0.73)     (2.40)       0.93
  Cumulative effects of changes in accounting
    principles...............................       --            --            --         --       (7.08)        --          --
                                              --------      --------      --------   --------   ---------   --------   ---------
  Income/(loss) assuming no dilution.........     2.89          2.47          4.97       2.27       (7.81)     (2.40)       0.93
  Income/(loss) assuming full dilution.......     2.59          2.20          4.44       2.10       (7.81)     (2.40)       0.92
  Cash dividends.............................     0.57         0.425          0.91       0.80        0.80       0.98        1.50
CONSOLIDATED BALANCE SHEET INFORMATION
Automotive
  Total assets...............................   72,982        68,048        68,371     61,737      57,170     52,397      50,824
  Debt payable within one year...............      796           156           155        932       1,249      2,579       2,849
  Long-term debt--noncurrent portion.........    6,070         7,107         7,103      7,084       7,068      6,539       4,553
Financial Services
  Total assets...............................  166,826       142,031       150,983    137,201     123,375    122,032     122,839
  Debt.......................................  136,496       116,312       123,713    103,960      90,188     88,295      88,117
  Deposit accounts**.........................       --            --            --     10,549      14,030     16,882      17,893
Total Ford
  Total assets...............................  239,808       210,079       219,354    198,938     180,545    174,429     173,663
  Debt (incl. deposit accounts)..............  143,362       123,575       130,971    122,525     112,535    114,295     113,412
  Stockholders' equity***....................   25,240        18,422        21,659     15,574      14,753     22,690      23,238
  Cash dividends.............................      729           569         1,205      1,086         977        927       1,389
OTHER DATA
Total Ford
  Capital expenditures.......................    4,097         3,601         8,546      6,814       5,790      5,847       7,258
  Depreciation and amortization of special
    tools....................................    5,656         4,369         9,336      7,468       6,755      5,778       4,880
  Worldwide vehicle unit sales
    of cars, trucks and tractors
    (in thousands)****.......................    3,581         3,570         6,639      5,965       5,767      5,368       5,864

------------
   * Share data have been restated to reflect the 2-for-1 stock split that became effective June 6, 1994.

  ** Deposit accounts relate to First Nationwide.

 *** The cumulative effects of changes in accounting principles reduced equity by $6,883 million in 1992.

**** Effective with the six months ended June 30, 1995, vehicle unit sales are reported worldwide on a "where sold" basis and include sales of all Ford-badged units, as well as units manufactured by Ford and sold by other manufacturers. Unit sales for the six months ended June 30, 1994 have been restated to reflect the country where sold and to include sales of all Ford-badged units. Ford-badged unit sales of certain unconsolidated subsidiaries (primarily Autolatina in Brazil and Argentina), included in unit sales for the six months ended June 30, 1995 and 1994, are not included in totals for the years ended December 31, 1990-1994. Unit sales for the years ended December 31, 1990-1994, are reported for North America on a "where sold" basis and overseas on a "where produced" basis.

                            FINANCIAL REVIEW OF FORD

SECOND QUARTER 1995 RESULTS OF OPERATIONS

Overview

     Ford earned $1,572 million, or $1.45 per share of Common and Class B Stock, in the second quarter of 1995. This compares with $1,711 million, or $1.63 per share, in the second quarter of 1994. Fully diluted earnings per share were $1.30 in the second quarter of 1995, compared with $1.44 a year ago. Ford's worldwide sales and revenues were $36.4 billion, up $2.6 billion from a year ago. Vehicle unit sales of cars and trucks were 1,811,000, down 39,000 units, or 2%. Stockholders' equity was $25.2 billion at June 30, 1995.

     On June 6, 1994, a 2-for-1 stock split in the form of a 100% stock dividend on Ford's outstanding Common and Class B Stock became effective.

Automotive Operations

     Net income from Ford's worldwide Automotive operations was $1,100 million in the second quarter of 1995 on sales of $29.9 billion, compared with $1,202 million in the second quarter of 1994 on sales of $28.4 billion.

     In the U.S., Ford's Automotive operations earned $663 million in the second quarter of 1995 on sales of $19.4 billion, compared with $888 million a year ago on sales of $19.1 billion. The decline in earnings was more than explained by lower unit volume, reflecting lower industry volume and unfavorable dealer inventory changes that more than offset improved market share. Changes in exchange rates (primarily the German Mark and Japanese Yen) also reduced earnings compared with a year ago. U.S. Automotive after-tax return on sales was 3.4% in the second quarter of 1995, down 1.2 points from a year ago. The decline also reflected primarily the effects of lower unit volume and unfavorable exchange rate changes.

     In the second quarter of 1995, the seasonally-adjusted annual selling rate for the U.S. car and truck industry was 14.7 million units, compared with 15.3 million units in the second quarter of 1994. Ford's car market share was 21.3% in the second quarter of 1995, down 2/10 of a point from a year ago. Ford's truck share was 32.8%, up 2.8 points from a year ago. Ford's combined car and truck share was 26.2%, up 1.2 points from a year ago. The improvement in share reflected primarily strong sales of the Explorer, Windstar, F-Series trucks and Contour/Mystique.

     Outside the U.S., Automotive operations earned $437 million in the second quarter of 1995 on sales of $10.5 billion, compared with $314 million a year ago on sales of $9.3 billion. The improvement reflected primarily improved margins in Europe and higher unit volume in the Asia-Pacific region. In Europe, Automotive operations earned $319 million, compared with $167 million a year ago.

     In the second quarter of 1995, the seasonally-adjusted annual selling rate for the European car and truck industry was 13.7 million units, up 480,000 units from year ago levels. Ford's car share was 11.9% in the second quarter of 1995, up 4/10 of a point from a year ago. Ford's truck share was 14.5%, down 5/10 of a point from a year ago, reflecting primarily lower fleet sales. Ford's combined car and truck share was 12.2%, up 3/10 of a point from a year ago.

     It is expected that after-tax returns for the remainder of 1995 will be lower than the year ago period. Production volume in the second half of 1995 is expected to be down compared with a year ago as a result of the uncertain outlook for U.S. industry sales. This factor, combined with the timing and cost of major new product introductions in 1995 and early 1996 and the continued unfavorable effect of exchange rate changes, are expected to dampen results in the upcoming quarters.

     Ford and Volkswagen AG have agreed on a separation process leading toward dissolution of their Autolatina joint venture in Brazil and Argentina by year-end 1995. Historically, earnings in Brazil and Argentina have represented a significant portion of Ford's Automotive earnings outside the U.S. and Europe. It is believed the effect, if any, of the dissolution of Autolatina on Ford's future earnings is not likely to be material. Business conditions in these markets, however, have been and are expected to continue to be volatile and subject to rapid change, which can affect future earnings.

Financial Services Operations

     Ford's Financial Services operations earned $472 million in the second quarter of 1995, compared with $509 million in the second quarter of 1994. The decrease resulted primarily from the nonrecurrence of a gain on sale in 1994 of Ford Credit's interest in Manheim Auctions ($31 million).

     Ford Credit's consolidated net income was $341 million in the second quarter of 1995, compared with $368 million a year ago. Ford Credit's financing operations earned $293 million in the second quarter of 1995, compared with $317 million a year ago. The decrease reflected lower net interest margins, nonrecurrence of the gain on sale of an interest in Manheim Auctions, higher credit losses, and lower gains from sale of receivables, partially offset by higher levels of earning assets. Depreciation costs increased as a result of continued growth in operating leases; the related lease revenues more than offset the increased depreciation. Ford Credit's results also included $48 million from equity in the net income of affiliated companies, primarily Ford Holdings. Ford Holdings is a holding company that owns primarily The Associates, American Road, and USL Capital. The international operations managed by Ford Credit, but not included in its consolidated results, earned $66 million in the second quarter of 1995, compared with $50 million a year ago.

     The Associates earned a record $141 million in the U.S. in the second quarter of 1995, compared with $121 million a year ago. The increase reflected higher levels of earning assets and improved net interest margins. The international operations managed by The Associates, but not included in its consolidated results, earned $27 million in the second quarter of 1995, compared with $21 million a year ago.

     USL Capital earned a record $30 million in the second quarter of 1995, compared with $27 million a year ago. The increase reflected higher levels of earning assets and higher gains on asset sales. Hertz earned $19 million in the second quarter of 1995, compared with $26 million in the second quarter of 1994. The decrease reflected primarily increased depreciation and borrowing costs, partially offset by higher volume in construction equipment rentals and sales. American Road incurred a loss of $9 million in the second quarter of 1995, compared with a net income of $13 million a year ago. The decrease reflected lower underwriting results in floor plan products and the dissolution of an operating subsidiary.

FIRST SIX MONTHS 1995 RESULTS OF OPERATIONS

Overview

     Ford earned $3,122 million, or $2.89 per share of Common and Class B Stock, in the first half of 1995. This compares with $2,615 million, or $2.47 per share, in the first half of 1994. Ford's results a year ago included a charge of $440 million related to the disposition of First Nationwide Bank. Fully diluted earnings per share were $2.59 in the first half of 1995, compared with $2.20 a year ago. Ford's worldwide sales and revenues were $71.2 billion, up $7 billion from a year ago. Vehicle unit sales of cars and trucks were 3,581,000, up 11,000 units.

Automotive Operations

     Net income from Ford's worldwide Automotive operations was $2,241 million in the first half of 1995 on sales of $58.5 billion, compared with $2,175 million in the first half of 1994 on sales of $54.4 billion.

     In the U.S., Ford's Automotive operations earned $1,488 million in the first half of 1995 on sales of $38.9 billion, compared with $1,704 million a year ago on sales of $37.1 billion. U.S. Automotive after-tax return on sales was 3.8%, down 8/10 of a point from a year ago. The decline in earnings reflected primarily the same factors as those described in the discussion of second quarter results of operations.

     In the first half of 1995, the seasonally-adjusted annual selling rate for the U.S. car and truck industry was 14.9 million units, compared with 15.5 million units a year ago. Ford expects U.S. car and truck industry sales to total 15.1 million units for the full year, compared with 15.4 million units in 1994. Ford's car share was 21.6% in the first half of 1995, up 3/10 of a point from a year ago. Ford's truck share was 32.6%, up 2.9 points from a year ago. Ford's combined car and truck share was 26.3%, up 1.4 points from a year ago.

     Outside the U.S., Automotive operations earned $753 million in the first half of 1995 on sales of $19.6 billion, compared with $471 million a year ago on sales of $17.3 billion. The improvement reflected primarily higher unit volume and improved margins in Europe. Ford's European Automotive operations earned $484 million in the first half of 1995, compared with $220 million a year ago.

     In the first half of 1995, the seasonally-adjusted annual selling rate for the European car and truck industry was 13.6 million units, compared with 13.2 million units a year ago. Ford expects European car and truck industry sales to total 13.4 million units for the full year, compared with 13.3 million units in 1994. Ford's car share was 12% in the first half of 1995, up 2/10 of a point from a year ago. Ford's truck share was 15.1%, up 4/10 of a point from a year ago. Ford's combined car and truck share was 12.3%, up 2/10 of a point from the first half of 1994.

Financial Services Operations

     Ford's Financial Services operations earned $881 million in the first half of 1995, compared with $440 million in the first half of 1994. The improvement was explained by the nonrecurrence of the $440 million charge to net income in the first quarter of 1994 for disposition of First Nationwide Bank.

     Ford Credit's consolidated net income was $629 million in the first half of 1995, compared with $667 million a year ago. Ford Credit's financing operations earned $522 million, compared with $562 million a year ago. The decrease reflected primarily the same factors as those described in the discussion of second quarter results of operations. Ford Credit's results also included $107 million from equity in the net income of affiliated companies, primarily Ford Holdings. The international operations managed by Ford Credit, but not included in its consolidated results, earned $131 million in the first half of 1995, compared with $113 million a year ago.

     The Associates earned a record $293 million in the U.S. in the first half of 1995, compared with $249 million a year ago. The increase reflected higher levels of earning assets and improved net interest margins. The international operations managed by The Associates, but not included in its consolidated results, earned $49 million in the first half of 1995, compared with $39 million a year ago.

     USL Capital earned a record $56 million in the first half of 1995, compared with $48 million a year ago. Hertz earned $19 million in the first half of 1995, compared with $25 million a year ago. American Road incurred a loss of $4 million in the first half of 1995, compared with earnings of $30 million in the same period in 1994. These changes reflected primarily the same factors as those described in the discussion of second quarter results of operations.

LIQUIDITY AND CAPITAL RESOURCES

Automotive Operations

     Cash, cash equivalents and marketable securities of Ford's Automotive operations were $14 billion at June 30, 1995, up $1.9 billion from December 31, 1994. The amount of cash, cash equivalents and marketable securities is expected to decline during the second half of the year because of lower production volume and higher capital spending. Ford paid $729 million in cash dividends on its Common Stock, Class B Stock and Preferred Stock during the first six months of 1995.

     Automotive capital expenditures were $4 billion in the first six months of 1995, up $470 million from the same period a year ago. Automotive capital spending is projected to increase further during the second half of the year as a result of increases in both product and nonproduct spending. The higher product spending reflects a record pace of new-model introductions and increased capacity for selected components and vehicles, while the higher nonproduct spending reflects continuing efforts to improve efficiency and quality.

     Automotive debt at June 30, 1995 totaled $6.9 billion, which was 21% of total capitalization (stockholders' equity and Automotive debt), compared with $7.3 billion, or 25% of total capitalization, at December 31, 1994.

     At June 30, 1995, Ford (parent company only) had long-term contractually committed credit agreements in the U.S. under which $5.9 billion were available from various banks. These facilities were unused at June 30, 1995. Outside the U.S., Ford had additional long-term contractually committed credit-line agreements of $2.6 billion at June 30, 1995; none of these were in use.

     Effective July 1, 1995, most of the credit facilities discussed above were replaced with long-term contractually committed global credit agreements under which $8.4 billion is available from various banks at least through June 30, 2000. The entire $8.4 billion may be used, at Ford's option, by any affiliate of Ford; however, any borrowing by an affiliate will be guaranteed by Ford. In addition, Ford has the ability to transfer on a nonguaranteed basis the entire $8.4 billion in varying portions to Ford Credit and Ford Credit Europe.

Financial Services Operations

     Financial Services' cash, cash equivalents and investments in securities totaled $9.2 billion at June 30, 1995, up $1.4 billion from December 31, 1994.

     Net receivables and lease investments were $143.5 billion at June 30, 1995, up $13.2 billion from December 31, 1994. The increase reflected continued growth in earning assets at Ford Credit and The Associates.

     Total debt was $136.5 billion at June 30, 1995, up $12.8 billion from December 31, 1994. The increase resulted from higher debt levels required to finance growth in earning assets at Ford Credit and The Associates.

     At June 30, 1995, Financial Services had $34.8 billion of contractually committed support facilities (including the $5.9 billion of the Ford credit agreements) for use in the U.S.; less than 2% of these facilities, excluding the Ford credit agreements, were in use. An additional $9 billion of contractually committed support facilities were available outside the U.S. at June 30, 1995; $1.5 billion of these were in use. The majority of these facilities that were available for use by Ford Credit and Ford Credit Europe and their subsidiaries ($21.3 billion, excluding the $5.9 billion of the Ford credit agreements) have been terminated effective July 1, 1995, and have been replaced by contractually committed global credit agreements under which $19.8 billion and $4.1 billion are available to Ford Credit and Ford Credit Europe, respectively, from various banks; 62% and 75%, respectively, of such facilities are available through June 30, 2000. The entire $19.8 billion may be used, at Ford Credit's option, by any subsidiary of Ford Credit, and the entire $4.1 billion may be used, at Ford Credit Europe's option, by any subsidiary of Ford Credit Europe. Any borrowings by such subsidiaries will be guaranteed by Ford Credit or Ford Credit Europe, as the case may be.

                     INDUSTRY DATA AND MARKET SHARE OF FORD

     The following table shows the U.S. industry retail deliveries of cars and trucks for the periods indicated:

                                                            U.S. INDUSTRY RETAIL DELIVERIES
                                                                  (MILLIONS OF UNITS)
                                             --------------------------------------------------------------
                                             SIX MONTHS ENDED
                                                 JUNE 30*                  YEARS ENDED DECEMBER 31
                                             -----------------     ----------------------------------------
                                             1995         1994     1994     1993     1992     1991     1990
                                             ----         ----     ----     ----     ----     ----     ----
Cars......................................   8.5          9.1      9.0      8.5      8.2      8.2      9.3
Trucks....................................   6.4          6.4      6.4      5.7      4.9      4.3      4.8

------------
* Seasonally adjusted annual rates.

     The following table shows Ford's U.S. car and truck market shares for the periods indicated:

                                                       FORD U.S. CAR AND TRUCK MARKET SHARES
                                           --------------------------------------------------------------
                                           SIX MONTHS ENDED
                                                JUNE 30                  YEARS ENDED DECEMBER 31
                                           -----------------     ----------------------------------------
                                           1995         1994     1994     1993     1992     1991     1990
                                           ----         ----     ----     ----     ----     ----     ----
Cars....................................   21.6%        21.3%    21.8%    22.3%    21.8%    20.1%    21.1%
Trucks..................................   32.6         29.7     30.1     30.5     29.7     28.9     29.3

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of "earnings" to "fixed charges" for Ford was as follows for the first six months of 1995 and each of the years 1990-1994:

                                                                         YEARS ENDED DECEMBER 31
                                            SIX MONTHS ENDED     ----------------------------------------
                                             JUNE 30, 1995       1994     1993     1992     1991     1990
                                            ----------------     ----     ----     ----     ----     ----
Ford Motor Company........................         2.0            2.0      1.5      *        **       1.2

------------
 * Earnings were inadequate to cover fixed charges by $237 million.

** Earnings were inadequate to cover fixed charges by $2,664 million.

     For purposes of the ratio, "earnings" include the income/(loss) before income taxes and cumulative effects of changes in accounting principles of Ford and its majority-owned subsidiaries, whether or not consolidated, its proportionate share of any fifty-percent-owned companies, and any income received from less-than-fifty-percent-owned companies and fixed charges. "Fixed charges" consist of interest on borrowed funds, preferred stock dividend requirements of majority-owned subsidiaries, amortization of debt discount, premium, and issuance expense, and one-third of all rental expense (the proportion deemed representative of the interest factor).

                       FORD MOTOR COMPANY CAPITAL TRUST I

     The Trust is a statutory business trust that was formed under the Business Trust Act on September 19, 1995 pursuant to a declaration of trust dated September 19, 1995 among the Trustees and Ford and the filing of a certificate of trust with the Secretary of State of Delaware. Such declaration of trust will be amended and restated in its entirety as of the date the Trust accepts Depositary Shares in the Offer (see "The Offer -- Terms of the Offer") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration is qualified under the Trust Indenture Act. Upon issuance of the Preferred Securities, the holders thereof will own all of the issued and outstanding Preferred Securities. Ford has agreed to acquire Common Securities in an amount equal to at least 3% of the total capital of the Trust and will own, directly or indirectly, all of the issued and outstanding Common Securities. The Preferred Securities and the Common Securities will have equivalent terms; provided that (i) if an Event of Default under the Declaration occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees.

     The number of Trustees of the Trust shall initially be five. Three of the Trustees will be the Regular Trustees. The fourth trustee is The Bank of New York which will act as the Indenture Trustee for purposes of the Trust Indenture Act. The fifth trustee is The Bank of New York (Delaware) which will serve as the Delaware Trustee. Pursuant to the Declaration, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated Debentures. The Institutional Trustee will promptly make distributions to the holders of the Trust Securities out of any funds in the Trust. The Preferred Securities Guarantee will be separately qualified under the Trust Indenture Act and will be held by The Bank of New York, acting in its separate capacity as indenture trustee with respect to the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities.

     The Trust exists for the purpose of (a) issuing (i) its Preferred Securities in exchange for Depositary Shares validly tendered in the Offer and delivering such Depositary Shares to Ford in consideration of the deposit by Ford as Trust assets of Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities, and (ii) its Common Securities to Ford in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary or incidental thereto. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Business Trust Act and the Trust Indenture Act.

     Under the Declaration, the Trust shall not, and the Trustees (including the Institutional Trustee) shall cause the Trust not to, engage in any activity other than in connection with the purposes of the Trust or other than as required or authorized by the Declaration. In particular, the Trust shall not and the Trustees (including the Institutional Trustee) shall not (a) invest any proceeds received by the Trust from holding the Junior Subordinated Debentures but shall promptly distribute all such proceeds to holders of Trust Securities pursuant to the terms of the Declaration and of the Trust Securities; (b) acquire any assets other than as expressly provided in the Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any investments, other than investments represented by the Junior Subordinated Debentures; (e) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Trust Securities in any way whatsoever; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Trust Securities; (g) incur any indebtedness for borrowed money or (h)(1) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee with respect to the Junior Subordinated Debentures, (2) waive any past default that is waivable under Section 5.13 of the Indenture, (3) exercise any right to rescind or annul any declaration that the principal of all of the Junior Subordinated Debentures shall be due and payable or (4) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures or the Declaration, in each case where such consent shall be required, unless in the case of this clause (h) the Institutional Trustee shall have received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause the Trust to be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and that the Trust will continue to be classified as a grantor trust for United States federal income tax purposes.

     The books and records of the Trust will be maintained at the principal office of the Trust and will be open for inspection by a holder of Preferred Securities or the duly authorized representative of such holder for any purpose reasonably related to its interest in the Trust during normal business hours. The Trust anticipates that it will not be required to file with the Commission or distribute to holders of Preferred Securities periodic reports regarding the Trust.

     Except as provided below or under the Business Trust Act and the Trust Indenture Act, holders of Preferred Securities will have no voting rights. See "Description of the Preferred Securities -- Voting Rights".

     The Institutional Trustee, for the benefit of the holders of the Trust Securities, is authorized under the Declaration to exercise all rights under the Indenture with respect to the Junior Subordinated Debentures and to enforce Ford's obligations under the Junior Subordinated Debentures upon the occurrence of an Indenture Event of Default. The Institutional Trustee shall also be authorized to enforce the rights of holders of Preferred Securities under the Preferred Securities Guarantee. If the Trust's failure to make distributions on the Preferred Securities is a consequence of Ford's exercise of its right to extend the interest payment period for the Junior Subordinated Debentures, the Institutional Trustee will have no right to enforce the payment of distributions on the Preferred Securities until an Event of Default shall have occurred. Holders of at least a majority in liquidation amount of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and the Preferred Securities Guarantee. If the Institutional Trustee fails to enforce its rights under the Indenture or fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may institute a legal proceeding against Ford to enforce such rights or the Preferred Securities Guarantee, as the case may be. See "Description of the Preferred Securities -- Voting Rights".

     If an Indenture Event of Default occurs and is continuing with respect to Junior Subordinated Debentures, an Event of Default under the Declaration will occur and be continuing with respect to the Trust Securities. In such event, the Declaration provides that the holders of Common Securities will be deemed to have waived any such Event of Default with respect to the Common Securities until all Events of Default with respect to the Preferred Securities have been cured or waived. Until all such Events of Default with respect to the Preferred Securities have been so cured or waived, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and consequently under the Indenture. If any Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities. See "Description of the Preferred Securities".

     The Declaration provides that the Trustees may treat the person in whose name a Preferred Security is registered on the books and records of the Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not the Trust shall have actual or other notice thereof. Preferred Securities will be issued in fully registered form. Investors may elect to hold their Preferred Securities directly or, subject to the rules and procedures of The Depository Trust Company, Midwest Securities Trust Company and Philadelphia Depository Trust Company (the "Depository Institutions") described under "Description of the Preferred Securities -- Book-Entry; Delivery and Form", hold interests in a global certificate registered on the books and records of the Trust in the name of a Depository Institution or its nominee. Under the Declaration:

          (i) the Trust and the Trustees shall be entitled to deal with a Depository Institution (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the Declaration, and except as set forth in the Declaration, shall have no obligation to persons owning Preferred Securities ("Preferred Security Beneficial Owners") registered in the name of and held by a Depository Institution or its nominee; and

          (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through a Depository Institution (or any successor depository) and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and a Depository Institution and/or its participants. See "Description of the Preferred Securities -- Book-Entry; Delivery and Form". With respect to Preferred Securities registered in the name of and held by a Depository Institution or its nominee, all notices and other communications required under the Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, a Depository Institution (or its successor).

     In the Declaration, Ford has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including the fees and expenses of the Trustees and any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. See "Special Considerations Relating to the Offer -- Trust Distributions Dependent on Ford's Payments on Junior Subordinated Debentures". The foregoing obligations of Ford under the Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of Ford directly against Ford and Ford has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against Ford. Ford has agreed in the Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

     THE FOREGOING SUMMARY OF CERTAIN PROVISIONS OF THE DECLARATION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DECLARATION WHICH HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

     The business address of the Trust is c/o Ford Motor Company, The American Road, Dearborn, Michigan 48121, telephone number (313) 322-3000.

                                   THE OFFER

PURPOSE OF THE OFFER

     The purpose of the Offer is to refinance the Depositary Shares with the Preferred Securities and to achieve certain tax efficiencies while preserving Ford's flexibility with respect to future financings. This refinancing will permit Ford to deduct interest payable on the Junior Subordinated Debentures for United States federal income tax purposes; dividends payable with regard to the Depositary Shares are not deductible.

GENERAL

     PARTICIPATION IN THE OFFER IS VOLUNTARY AND HOLDERS OF DEPOSITARY SHARES SHOULD CAREFULLY CONSIDER WHETHER TO ACCEPT. NEITHER THE BOARD OF DIRECTORS OF FORD, THE TRUSTEES NOR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING IN THE OFFER. HOLDERS OF DEPOSITARY SHARES ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES. SEE "PRICE RANGE OF DEPOSITARY SHARES".

     Unless the context requires otherwise, the term "Holder" with respect to the Offer means (i) any person in whose name any Depositary Shares are registered on the books of Ford or (ii) any other person who has obtained a properly completed stock power from the registered holder, or (iii) any person whose Depositary Shares are held of record by a Depository Institution.

TERMS OF THE OFFER

     Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust will exchange its Preferred Securities for up to 44,600,000 of the outstanding Depositary Shares. The Offer will be effected on a basis of one Preferred Security for each Depositary Share validly tendered and accepted for exchange. See "-- Procedures for Tendering". Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust will accept up to 44,600,000 Depositary Shares validly tendered and not withdrawn prior to the Expiration Date and, unless the Offer has been withdrawn or terminated, will deliver Preferred Securities in exchange therefor to tendering Holders of Depositary Shares as promptly as practicable following the Expiration Date. The Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Depositary Shares tendered under the Offer and the delivery of the Preferred Securities with respect to the Depositary Shares accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that the Trust consummate the Offer or return the Depositary Shares deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Offer), or to amend, withdraw or terminate the Offer at any time prior to the Expiration Date for any of the reasons set forth in "-- Conditions to the Offer" and "-- Expiration Date; Extensions; Amendments; Termination".

     In all cases, except to the extent waived by the Trust, delivery of Preferred Securities issued with respect to the Depositary Shares accepted for exchange pursuant to the Offer will be made only after timely receipt by the Exchange Agent of Depositary Shares (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal and any other documents required thereby.

     As of the date of this Prospectus, there are 45,600,000 Depositary Shares outstanding. This Prospectus, together with the Letter of Transmittal, is being
sent to all registered Holders as of [            ] , 1995.

     The Trust shall be deemed to have accepted validly tendered Depositary Shares (or defectively tendered Depositary Shares with respect to which the Trust has waived such defect) when, as and if the Trust has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving Depositary Shares from, and remitting Preferred Securities to, tendering Holders who are participating in the Offer. Upon the terms and subject to the conditions of the Offer, delivery of Preferred Securities to tendering Holders will be made as promptly as practicable following the Expiration Date.

     If proration of tendered Depositary Shares is required, because of the difficulty in determining the number of Depositary Shares validly tendered (including shares tendered by the guaranteed delivery procedures described in "-- Procedures for Tendering"), the Trust does not expect that it would be able to announce the final proration factor or to commence the exchange for any Depositary Shares pursuant to the Offer until approximately five Business Days after the Expiration Date. Preliminary results of the proration will be announced by press release as promptly as practicable after the Expiration Date. Holders of Depositary Shares may obtain such preliminary information from the Dealer Managers, the Information Agent or the Exchange Agent and may also be able to obtain such information from their brokers.

     Until the final proration factors are known, the Trust will not issue any Preferred Securities in exchange for any Depositary Shares accepted for exchange pursuant to the Offer or return Depositary Shares delivered to the Exchange Agent but not tendered or return Depositary Shares tendered but not accepted for exchange because of proration.

     If any tendered Depositary Shares are not accepted for exchange because of an invalid tender, proration, the occurrence of certain other events set forth herein or otherwise, unless otherwise requested by the Holder under "Special Delivery Instructions" in the Letter of Transmittal, such Depositary Shares will be returned, without expense, to the tendering Holder thereof (or in the case of Depositary Shares tendered by book-entry transfer into the Exchange Agent's account at a Depository Institution, such Depositary Shares will be credited to an account maintained at the Depository Institution designated by the participant therein who so delivered such Depositary Shares), as promptly as practicable after the Expiration Date or the withdrawal or termination of the Offer.

     Holders of Depositary Shares will not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Offer. The Trust intends to conduct the Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     Holders who tender Depositary Shares in the Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Depositary Shares pursuant to the Offer. See "Fees and Expenses; Transfer Taxes".

     Holders tendering Depositary Shares held in global form shall receive Preferred Securities in global form and holders tendering Depositary Shares held directly in certificated form shall receive Preferred Securities in certificated form, in each case unless otherwise specified in the Letter of Transmittal. See "-- Procedures for Tendering".

CONDITIONS TO THE OFFER

     Notwithstanding any other provisions of any of the Offer, or any extension of the Offer, the Trust will not be required to deliver Preferred Securities in respect of any properly tendered Depositary Shares and may terminate the Offer by oral or written notice to the Exchange Agent and the holders of Depositary Shares, or, at its option, may modify or otherwise amend the Offer (other than with respect to the Minimum Distribution Condition) with respect to such Depositary Shares if any of the following conditions are not satisfied at or prior to the Expiration Date in the case of clauses (a) and (b) below or if any of the events specified in clauses (c) through (e) occurs at or prior to the exchange date for the Depositary Shares:

          (a) receipt of at least 12,000,000 validly tendered Depositary Shares in the Offer;

          (b) tenders by a sufficient number of holders of Depositary Shares to satisfy the Minimum Distribution Condition;

          (c) any action has been taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the Offer, by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which (i) challenges the making of the Offer, or might directly or indirectly prohibit, prevent, restrict or delay consummation of the Offer, or otherwise and adversely affect in any material manner the Offer or (ii) could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of Ford and its subsidiaries, taken as a whole or materially impair the contemplated benefits of the Offer to Ford:

          (d) any event has occurred or is likely to occur affecting the business or financial affairs of Ford that would or might prohibit, prevent, restrict or delay consummation of the Offer or that will, or is reasonably likely to, materially impair the contemplated benefits of the Offer or might be material to holders of Depositary Shares in deciding whether to accept the Offer; and

          (e) any of the following events shall have occurred (i) any general suspension of or limitation on trading in securities on the NYSE or in the over-the-counter market (whether or not mandatory), (ii) any significant adverse change in the price of the Depositary Shares or in the United States securities or financial markets, (iii) a material impairment in the trading market for debt or equity securities, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (v) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States, (vi) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (vii) any significant adverse change in United States securities or financial markets generally or in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof.

     The foregoing conditions are for the sole benefit of the Trust and Ford and, except for the Minimum Distribution Condition may be waived by the Trust and Ford, in whole or in part, in their sole discretion. Any determination made by Ford or the Trust concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

     The Offer will expire on the Expiration Date. The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer, and not accept for exchange any Depositary Shares and promptly return all Depositary Shares upon the failure of any of the conditions specified above in "-- Conditions to the Offer", (ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Depositary Shares previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Depositary Shares tendered pursuant to the Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see "-- Withdrawal of Tenders", (iv) amend the terms of the Offer or (v) modify the form of the consideration to be paid pursuant to the Offer. Any amendment applicable to the Offer will apply to all Depositary Shares tendered pursuant to the Offer. During any extension of the Offer, all Depositary Shares previously tendered pursuant to the Offer and not withdrawn will remain subject to the Offer.

     If the Trust makes a material change in the terms of the Offer, the Trust will extend the Offer. The minimum period for which the Offer will be extended following a material change, other than a change in the amount of Depositary Shares sought for exchange or an increase or decrease in the consideration offered to Holders of Depositary Shares, will depend upon the facts and circumstances, including the relative materiality of the change. With respect to an increase or decrease in the number of Depositary Shares sought in the Offer or an increase or decrease in the consideration offered to Holders of Depositary Shares, if required, the Offer will remain open for a minimum of ten Business Days following public announcement of such change. In the case of any amendment, withdrawal or termination of the Offer, a public announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of the Offer subject to such extension. If the Trust withdraws or terminates the Offer, it will give immediate notice to the Exchange Agent, and all Depositary Shares theretofore tendered pursuant to the Offer will be returned promptly to the tendering Holders thereof. See "-- Withdrawal of Tenders". In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in the Offer is subject to the Minimum Distribution Condition, which condition may not be waived.

PROCEDURES FOR TENDERING

     The tender of Depositary Shares by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and the Trust in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Each Holder of Depositary Shares wishing to participate in the Offer must
(i) properly complete and sign the Letter of Transmittal in accordance with the instructions contained herein and in the Letter of Transmittal, together with any required signature guarantees, and deliver the same to the Exchange Agent, at one of its addresses set forth on the back cover page hereof prior to the Expiration Date and either (a) certificates for the Depositary Shares must be received by the Exchange Agent at such address or (b) such Depositary Shares must be transferred pursuant to the procedures for book-entry transfer described below and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date, or (ii) comply with the guaranteed delivery procedures described below.

     IN ORDER TO PARTICIPATE IN THE OFFER, HOLDERS OF DEPOSITARY SHARES MUST SUBMIT A LETTER OF TRANSMITTAL AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE.

LETTERS OF TRANSMITTAL, DEPOSITARY SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO THE TRUST, FORD, THE DEALER MANAGERS OR THE INFORMATION AGENT.

     Special Procedure for Beneficial Owners. Any beneficial owner whose Depositary Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Depositary Shares, either make appropriate arrangements to register ownership of the Depositary Shares in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

     THE METHOD OF DELIVERY OF DEPOSITARY SHARES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, INSURANCE BE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

     Signature Guarantees. If tendered Depositary Shares are registered in the name of the signer of the Letter of Transmittal and the Preferred Securities to be issued in exchange therefor are to be issued (and any untendered Depositary Shares are to be reissued) in the name of the registered Holder, the signature of such signer need not be guaranteed. If the tendered Depositary Shares are registered in the name of someone other than the signer of the Letter of Transmittal, or if Preferred Securities issued in exchange therefor are to be issued in the name of any person other than the signer of the Letter of Transmittal, such tendered Depositary Shares must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Trust and duly executed by the registered Holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a financial institution (including most banks, savings and loans associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Preferred Securities and/or the Depositary Shares are not exchanged or are to be delivered to an address other than that of the registered Holder appearing on the register for the Depositary Shares, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

     Book-Entry Transfer. The Trust understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Depositary Shares at a Depository Institution for the purpose of facilitating the Offer, and subject to the establishment thereof, any financial institution that is a participant in a Depository Institution's system may make book-entry delivery of Depositary Shares by causing the Depository Institution to transfer such Depositary Shares into the Exchange Agent's account with respect to the Depositary Shares in accordance with such Depository Institution's Automated Tender Offer Program ("ATOP") procedures for such book-entry transfers. However, the exchange for the Depositary Shares so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such Book-Entry Transfer of Depositary Shares into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by a Depository Institution and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Depository Institution has received an express acknowledgment from a participant tendering Depositary Shares that is the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Trust may enforce such agreement against such participant.

     Guaranteed Delivery. If a Holder desires to participate in the Offer and time will not permit a Letter of Transmittal or Depositary Shares to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at one of its addresses on the back cover page hereof prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the Depositary Shares are registered and, if the Depositary Shares are held in certificated form, the certificate numbers of the Depositary Shares to be tendered, and stating that the tender is being made thereby and guaranteeing that within three NYSE trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Depositary Shares in proper form for transfer together with a properly completed and duly executed Letter of Transmittal (and any other required documents), or a confirmation of book-entry transfer of such Depositary Shares into the Exchange Agent's account at a Depository Institution, will be delivered by such Eligible Institution. Unless the Depositary Shares being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents) or a confirmation of book-entry transfer of such Depositary Shares into the Exchange Agent's account at the Depository Institution in accordance with such Depository Institution's ATOP procedures is received, the Trust may, at its option, reject the tender. In addition to the copy being transmitted herewith, copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent and the Information Agent.

     Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Depositary Shares will be determined by the Trust, whose determination will be final and binding. The Trust reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Trust's counsel, be unlawful. The Trust also reserves the absolute right to waive any defect or irregularity in the tender of any Depositary Shares, and the Trust's interpretation of the terms and conditions of the Offer (including the instructions in the Letter of Transmittal) will be final and binding. None of the Trust, the Exchange Agent, the Dealer Managers, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

     Tenders of Depositary Shares involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Depositary Shares received by the Exchange Agent that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder (or in the case of Depositary Shares tendered by book-entry transfer into the Exchange Agent's account at a Depository Institution, such Depositary Shares will be credited to an account maintained at the Depository Institution designated by the participant therein who so delivered such Depositary Shares), unless otherwise requested by the Holder in the Letter of Transmittal, as promptly as practicable after the Expiration Date or the withdrawal or termination of the Offer.

LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Offer.

     The party tendering Depositary Shares for exchange (the "Transferor") exchanges, assigns and transfers the Depositary Shares to the Trust, and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Depositary Shares to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Depositary Shares and the underlying Series B Preferred and to acquire Preferred Securities issuable upon the exchange of such tendered Depositary Shares and that, when such Transferor's Depositary Shares are accepted for exchange, the Trust will acquire good and unencumbered title to such tendered Depositary Shares and the underlying Series B Preferred, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Trust to be necessary or desirable to complete the exchange, assignment and transfer of tendered Depositary Shares or transfer ownership of such Depositary Shares on the account books maintained by the Depository Institution. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

WITHDRAWAL OF TENDERS

     Tenders of Depositary Shares pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Trust, may be withdrawn at any time after 40 Business Days after the date of this Prospectus.

     To be effective, a written notice of withdrawal delivered by mail, hand delivery or facsimile transmission must be timely received by the Exchange Agent at one of its addresses set forth on the back cover page hereof. The method of notification is at the risk and election of the Holder. Any such notice of withdrawal must specify (i) the Holder named in the Letter of Transmittal as having tendered Depositary Shares to be withdrawn, (ii) if the Depositary Shares are held in certificated form, the certificate numbers of the Depositary Shares to be withdrawn, (iii) that such Holder is withdrawing his election to have such Depositary Shares exchanged and (iv) the name of the registered Holder of such Depositary Shares, and must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Trust that the person withdrawing the tender has succeeded to the beneficial ownership of the Depositary Shares being withdrawn. The Exchange Agent will return the properly withdrawn Depositary Shares promptly following receipt of notice of withdrawal. If Depositary Shares have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at a Depository Institution to be credited with the withdrawn Depositary Shares and otherwise comply with such Depository Institution procedures. All questions as to the validity of notice of withdrawal, including time of receipt, will be determined by the Trust, and such determination will be final and binding on all parties. Withdrawals of tenders of Depositary Shares may not be rescinded and any Depositary Shares withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. Properly withdrawn Depositary Shares, however, may be retendered by following the procedures therefor described elsewhere herein at any time prior to the Expiration Date. See "-- Procedures for Tendering".

ACCEPTANCE OF SHARES AND PRORATION

     Upon the terms and subject to the conditions of the Offer, including the Minimum Distribution Condition, if 44,600,000 or fewer Depositary Shares have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange all such Depositary Shares. Upon the terms and subject to the conditions of the Offer, if more than 44,600,000 Depositary Shares have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange Depositary Shares from each tendering Holder on a pro rata basis, subject to adjustment to avoid the acceptance for exchange of fractional shares.

     If the Trust decides, in its sole discretion, to increase or decrease the number of Depositary Shares sought in the Offer or to increase or decrease the consideration offered to Holders of Depositary Shares, and if the Offer is scheduled to expire less than ten Business Days from and including the date that notice of such increase or decrease is first published, sent or given in the manner specified in "-- Expiration Date; Extensions; Amendments; Termination", then the Offer will be extended for a minimum of ten Business Days from and including the date of such notice.

     All Depositary Shares not accepted pursuant to the Offer, including shares not accepted because of proration, will be returned to the tendering Holders at the Trust's expense as promptly as practicable following the Expiration Date.

EXCHANGE AGENT AND INFORMATION AGENT

     Chemical Bank has been appointed as Exchange Agent for the Offer.

                      The Exchange Agent:

   By Mail:       By Facsimile Transmission       By Hand or Overnight Courier:

               (For Eligible Institutions Only):

  Attention:     [                         ]              Attention:

[           ]                                           [           ]

                Confirm Receipt of Notice of Guaranteed Delivery
                                 by Telephone:
                               [                ]

     Georgeson & Company Inc. has been retained as the Information Agent to assist in connection with the Offer. Questions and requests for assistance regarding the Offer, requests for additional copies of this Prospectus, the Letter of Transmittal and requests for Notice of Guaranteed Delivery may be directed to the Information Agent. Banks and brokers call collect:
[               ]

     Ford will pay the Exchange Agent and Information Agent reasonable and customary fees for their services and will reimburse them for all their reasonable out-of-pocket expenses in connection therewith.

DEALER MANAGERS; SOLICITING DEALERS

     Merrill Lynch & Co., Dean Witter Reynolds Inc., A.G. Edwards & Sons, Inc., Goldman, Sachs & Co., Lehman Brothers, PaineWebber Incorporated and Smith Barney Inc. as Dealer Managers, have agreed to solicit exchanges of Depositary Shares for Preferred Securities. Ford will pay the Dealer Managers a fee of $0.125 per Depositary Share accepted pursuant to the Offer. The maximum fee payable to the Dealer Managers is approximately $5,575,000 plus any amount that the Dealer Managers may be entitled to pursuant to the next paragraph. Ford will also reimburse the Dealer Managers for certain reasonable out-of-pocket expenses in connection with the Offer and will indemnify the Dealer Managers against certain liabilities, including liabilities under the Securities Act. The Dealer Managers engage in transactions with, and from time to time have performed services for, Ford, including acting as underwriters for the issuance of the Depositary Shares.

     Ford will pay to a Soliciting Dealer a solicitation fee of $0.50 per Depositary Share validly tendered and accepted for exchange pursuant to the Offer. As used in this Prospectus, "Soliciting Dealer" includes (i) any broker or dealer in securities, including a Dealer Manager in its capacity as a broker or dealer, who is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD who agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company, any one of whom has solicited and obtained a tender pursuant to the Offer. No solicitation fee shall be payable to a Soliciting Dealer with respect to the tender of depositary receipts evidencing Depositary Shares by a Holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders".

     If tendered Depositary Shares are being delivered by book-entry transfer made to an account maintained by the Exchange Agent with Depository Institutions, the Soliciting Dealer must return a Notice of Solicited

Tenders (included in the materials provided to brokers and dealers) to the Exchange Agent within three trading days after the Expiration Date in order to receive a solicitation fee. No solicitation fee shall be payable to a Soliciting Dealer in respect of Depositary Shares (i) beneficially owned by such Soliciting Dealer or (ii) registered in the name of such Soliciting Dealer unless such Depositary Shares are held by such Soliciting Dealer as nominee and such Depositary Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or the Notice of Solicited Tenders. No solicitation fee shall be payable to the Soliciting Dealer with respect to the tender of Depositary Shares by the Holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer.

     No solicitation fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer any portion of such fee to a tendering Holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Ford, the Exchange Agent, the Information Agent or the Dealer Managers for purposes of the Offer.

     Other than as described above, Ford will not pay any solicitation fees to any broker, dealer, bank, trust company or other person for any Depositary Shares exchanged in connection with the Offer. Ford will reimburse such persons for customary handling and mailing expenses incurred in connection with the Offer.

     Additional solicitations may be made by telephone, in person or otherwise by officers and regular employees of Ford and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

       LISTING AND TRADING OF PREFERRED SECURITIES AND DEPOSITARY SHARES

     The Preferred Securities constitute a new issue of securities with no established trading market. While an application will be filed to list the Preferred Securities on the NYSE, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Managers have indicated to the Trust that they intend to make a market in the Preferred Securities following the Expiration Date as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities. In order to satisfy the NYSE listing requirements, acceptance of Depositary Shares validly tendered in the Offer is subject to the Minimum Distribution Condition, which condition may not be waived.

     To the extent that Depositary Shares are tendered and accepted in the Offer, the terms on which untendered Depositary Shares could subsequently be sold could be adversely affected. In addition, if the Offer is substantially subscribed or oversubscribed, there would be a significant risk that round lot holdings of Depositary Shares outstanding following the Offer would be limited. See "Special Considerations Relating to the Offer -- Lack of Established Trading Market for Preferred Securities" and "-- Reduced Trading Market for Depositary Shares".

               TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OFFER

     Except as described herein, there are no contracts, arrangements, understandings or relationships in connection with the Offer between Ford or any of its directors or executive officers, the Trust or the Trustees and any person with respect to any securities of Ford or the Trust, including the Junior Subordinated Debentures, the Series B Preferred, the Depositary Shares and the Preferred Securities.

                       FEES AND EXPENSES; TRANSFER TAXES

     The expenses of soliciting tenders of the Depositary Shares will be borne by Ford. For compensation to be paid to the Dealer Managers and Soliciting Dealers, see "The Offer -- Dealer Managers; Soliciting Dealers". The total cash expenditures to be incurred by Ford in connection with the Offer, other than fees payable to the Dealer Managers and Soliciting Dealers, but including the expenses of the Dealer Managers, printing, accounting and legal fees, and the fees and expenses of the Exchange Agent, the Information Agent, the Institutional Trustee, the Delaware Trustee and the Indenture Trustee, are
estimated to be approximately $[               ].

     Ford will pay all transfer taxes, if any, applicable to the exchange of Depositary Shares pursuant to the Offer. If, however, certificates representing Preferred Securities or Depositary Shares not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Depositary Shares tendered or if a transfer tax is imposed for any reason other than the exchange of Depositary Shares pursuant to the Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

                        PRICE RANGE OF DEPOSITARY SHARES

     The Depositary Shares are listed and principally traded on the NYSE. The following table sets forth, for each period shown, the high and low sales prices of the Depositary Shares as reported on the NYSE Composite Tape.

                                                                                HIGH      LOW
                                                                                ----      ----
YEAR ENDED DECEMBER 31, 1993
  1st Quarter..............................................................   $ 27       $25 1/4
  2nd Quarter..............................................................     27 5/8    26 1/8
  3rd Quarter..............................................................     27 3/4    26 3/4
  4th Quarter..............................................................     28 5/8    26 1/2
YEAR ENDED DECEMBER 31, 1994
  1st Quarter..............................................................     28        25 5/8
  2nd Quarter..............................................................     26        24 5/8
  3rd Quarter..............................................................     26        25
  4th Quarter..............................................................     25 1/4    23 1/2
YEAR ENDING DECEMBER 31, 1995
  1st Quarter..............................................................     26 1/8    24 1/4
  2nd Quarter..............................................................     27 1/4    25 3/4
  3rd Quarter (through August 31, 1995)....................................     27 1/2    26 1/2

     On [              ], the last full day of trading prior to the first public
announcement of the Offer, the closing sales price of Depositary Shares on the
NYSE as reported on the Composite Tape was [$      ] per share. Stockholders are
urged to obtain a current market quotation for Depositary Shares.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Preferred Securities will be issued pursuant to the terms of the Declaration which will be qualified under the Trust Indenture Act. The Bank of New York as the Institutional Trustee, but not the other Trustees of the Trust, will act as the indenture trustee for purposes of the Trust Indenture Act. The terms of the Preferred Securities and the Declaration include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The description of the Preferred Securities and the Declaration set forth below summarizes the material terms thereof and is subject to, and qualified in its entirety by reference to, the Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, the Business Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Trust to issue the Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by Ford. The Common Securities and the Preferred Securities will have equivalent terms except that (i) if an Event of Default under the Declaration occurs and is continuing, the rights of the holders of the Common Securities to payment in respect of periodic distributions and payments upon liquidation, redemption or otherwise are subordinated to the rights of the holders of the Preferred Securities and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees. The Declaration does not permit the issuance by the Trust of any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Preferred Securities and the Common Securities, the incurrence of any indebtedness for borrowed money by the Trust or the making of any investment other than in the Junior Subordinated Debentures. The payment of distributions out of moneys held by the Trust and payments on redemption of the Preferred Securities or liquidation of the Trust are guaranteed by Ford on a subordinated basis as and to the extent described under "Description of the Preferred Securities Guarantee". The Institutional Trustee will hold the Preferred Securities Guarantee for the benefit of holders of the Preferred Securities. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that Ford has made a payment to the Institutional Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. Notwithstanding such limitation, the Preferred Securities Guarantee, when taken together with Ford's obligations under the Junior Subordinated Debentures and its obligation to pay costs, expenses and certain liabilities of the Trust pursuant to the Declaration, constitutes a full and unconditional guarantee of amounts due on the Preferred Securities.

DISTRIBUTIONS

     Distributions on the Preferred Securities will be fixed at a rate per annum
of [   %] of the stated liquidation amount of $25 per Preferred Security.
Distributions in arrears will bear interest thereon at the rate per annum of
[   %], compounded quarterly to the extent permitted by applicable law. The term
"distributions" as used herein includes any such cash distributions and any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month.

     Distributions on the Preferred Securities will be cumulative, will accrue from the Accrual Date and, except as otherwise described below, will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 1995, but only if, and to the extent that, interest payments are made in respect of Junior Subordinated Debentures held by the Trust. In addition, holders of Preferred Securities will be entitled to an additional cash distribution at the rate of 8.25% per annum of the liquidation
amount thereof from [             ] through the Expiration Date in lieu of
dividends accumulating
after [            ] on their Depositary Shares accepted for exchange, such
additional distribution to be made on December 31, 1995 to holders of the Preferred Securities on the record date for such distribution.

     So long as Ford shall not be in default in the payment of interest on the Junior Subordinated Debentures, Ford has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for a period not exceeding 20 consecutive quarterly interest periods and, as a consequence, quarterly distributions on the Preferred Securities would not be
made (but would continue to accrue with interest thereon at the rate of [   %]
per annum, compounded quarterly to the extent permitted by applicable law) by the Trust during any such Extension Period. If Ford exercises the right to extend an interest payment period, Ford may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock during such Extension Period; or any other securities similar to the Preferred Securities or the Junior Subordinated Debentures provided that Ford will be permitted to pay dividends (and cash in lieu of fractional shares) upon the conversion, other than at the option of Ford, of any of its preferred stock, including its Series A Cumulative Convertible Preferred Stock, in accordance with the terms of such stock. Any Extension Period with respect to payment of interest on the Junior Subordinated Debentures, other debt securities of Ford under the Indenture or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Securities and all other securities with similar terms. Prior to the termination of any such Extension Period, Ford may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, Ford may commence a new Extension Period, subject to the above requirements. Ford may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures, provided that no Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. See "Special Considerations Relating to the Offer -- Ford May Defer Interest Payments on Junior Subordinated Debentures"; "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period". Payments of accrued distributions will be payable to holders of Preferred Securities as they appear on the books and records of the Trust on the first record date after the end of an Extension Period.

     Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Institutional Trustee has cash on hand to permit such payment. The funds available for distribution to the holders of the Preferred Securities will be limited to payments received by the Trust in respect of the Junior Subordinated Debentures that are deposited in the Trust as trust assets. See "Description of the Junior Subordinated Debentures". If Ford does not make interest payments on the Junior Subordinated Debentures, the Trust will not make distributions on the Preferred Securities. Under the Declaration, if and to the extent Ford does make interest payments on the Junior Subordinated Debentures deposited in the Trust as trust assets, the Trust is obligated to make distributions on the Trust Securities on a Pro Rata Basis. The payment of distributions on the Preferred Securities is guaranteed by Ford on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee". The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that Ford has made a payment to the Trust of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. The liquidation amount of each Common Security is $25 per share.

     Distributions on the Preferred Securities will be made to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be 15 days immediately prior to the relevant distribution dates. The Declaration provides that the payment dates or record dates for the Preferred Securities shall be the same as the payment dates and record dates for the Junior Subordinated Debentures. Distributions payable on any Preferred Securities that are not punctually paid on any distribution date as a result of Ford having failed to make the corresponding interest payment on the Junior Subordinated Debentures will forthwith cease to be payable to the person in whose name such Preferred Security is registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Preferred Security is registered on the special record date established by the Regular Trustees, which record date shall correspond to the special record date or other specified date determined in accordance with the Indenture; provided, however, that distributions shall not be considered payable on any distribution payment date falling within an Extension Period unless Ford has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such distribution payment date. Distributions on the Preferred Securities will be paid by the Trust. All distributions paid with respect to the Trust Securities shall be paid on a Pro Rata Basis to the holders thereof entitled thereto. If any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     If, at any time, a Tax Event or an Investment Company Event (each as hereinafter defined, and each a "Special Event") shall occur and be continuing, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after satisfaction of creditors of the Trust, Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and the Common Securities would be distributed on a Pro Rata Basis to the holders of the Preferred Securities and the Common Securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debentures; and, provided, further, that, if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust or Ford or the holders of the Preferred Securities, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Regular Trustees have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that Ford would be precluded from deducting the interest on the Junior Subordinated Debentures for United States federal income tax purposes even if the Junior Subordinated Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, Ford shall have the right, upon not less than 10 nor more than 60 days' notice, to redeem the Junior Subordinated Debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event, and promptly following such redemption Preferred Securities and Common Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed will be redeemed by the Trust at the Redemption Price on a Pro Rata Basis; provided, however, that if at the time there is available to Ford or the Regular Trustees the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, Ford or the holders of the Preferred Securities, Ford will pursue such measure in lieu of redemption and provided further that Ford shall have no right to redeem the Junior Subordinated Debentures while the Regular Trustees on behalf of the Trust are pursuing any such ministerial action. The Common Securities will be redeemed on a Pro Rata Basis with the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the

Preferred Securities will have a priority over the Common Securities with respect to payment of the Redemption Price.

     "Tax Event" means that the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after the Expiration Date as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the Expiration Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by Ford to the Trust on the Junior Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible by Ford for United States federal income tax purposes.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the Expiration Date.

     On the date fixed for any distribution of Junior Subordinated Debentures, upon dissolution of the Trust, (i) the Preferred Securities and the Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Preferred Securities will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the stated liquidation amount of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until such certificates are presented to Ford or its agent for transfer or reissuance.

     There can be no assurance as to the market price for the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Junior Subordinated Debentures which the investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Preferred Securities exchanged. If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the dissolution of the Trust, Ford will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

MANDATORY REDEMPTION

     Upon the repayment of the Junior Subordinated Debentures, whether at maturity, upon redemption or otherwise, the proceeds from such repayment or payment will be promptly applied to redeem Preferred Securities and Common Securities having an aggregate liquidation amount equal to the Junior Subordinated Debentures so repaid, upon not less than 10 nor more than 60 days' notice, at the Redemption Price. The Common Securities will be entitled to be redeemed on a Pro Rata Basis with the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to payment of the Redemption Price. Subject to the foregoing, if fewer than all outstanding Preferred Securities and Common Securities are to be redeemed, the Preferred Securities and Common Securities will be redeemed on a Pro Rata Basis. In the event fewer than all outstanding Preferred Securities are to be redeemed, Preferred Securities registered in the name of and held by a Depository Institution or its nominee will be redeemed pro rata as described under "-- Book-Entry; Delivery and Form" below.

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then immediately prior to the close of business on the redemption date, provided that Ford has paid to the Trust a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, distributions will cease to accrue on the Preferred Securities called for redemption, such Preferred Securities shall no longer be deemed to be outstanding and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. Neither the Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Preferred Securities which have been so called for redemption. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If Ford fails to repay Junior Subordinated Debentures on maturity or on the date fixed for a redemption or if payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid by the Trust or by Ford pursuant to the Preferred Securities Guarantee described under "Description of the Preferred Securities Guarantee", distributions on such Preferred Securities will continue to accrue from the original redemption date of the Preferred Securities to the date of payment in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     If a partial redemption of the Preferred Securities would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, Ford pursuant to the Indenture will only redeem the Junior Subordinated Debentures in whole and, as a result, the Trust may only redeem the Preferred Securities in whole.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), Ford or any of its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution, winding-up or termination of the Trust, the holders of the Preferred Securities and Common Securities at the date of dissolution, winding-up or termination of the Trust will be entitled to receive on a Pro Rata Basis solely out of the assets of the Trust, after satisfaction of liabilities of creditors (to the extent not satisfied by Ford as provided in the Declaration), an amount equal to the aggregate of the stated liquidation amount of $25 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such dissolution, winding-up or termination, Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such Trust Securities, shall be distributed on a Pro Rata Basis to the holders of the Preferred Securities and Common Securities in exchange therefor.

     If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities and the Common Securities shall be paid on a Pro Rata Basis.

The holders of the Common Securities will be entitled to receive distributions upon any such dissolution on a Pro Rata Basis with the holders of the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities with respect to payment of the Liquidation Distribution.

     Pursuant to the Declaration, the Trust shall terminate: (i) on December 31, 2026, (ii) when all of the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the holders of Trust Securities in accordance with the terms of the Trust Securities, or (iii) when all of the Junior Subordinated Debentures shall have been distributed to the holders of Trust Securities in exchange for all of the Trust Securities in accordance with the terms of the Trust Securities.

NO MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets to, any corporation or other entity.

DECLARATION EVENTS OF DEFAULT

     An Indenture Event of Default will constitute an Event of Default under the Declaration; provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any such Event of Default with respect to the Common Securities until all Events of Default with respect to the Preferred Securities have been cured or waived. Until all such Events of Default with respect to the Preferred Securities have been cured or waived, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities, and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and consequently under the Indenture. In the event that any Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities. See "-- Voting Rights".

     Upon the occurrence of an Event of Default, the Institutional Trustee will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. In addition, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture. See "Description of the Junior Subordinated Debentures".

VOTING RIGHTS

     Except as provided below, under "-- Modification and Amendment of the Declaration" and "Description of the Preferred Securities Guarantee -- Amendments and Assignment" and as otherwise required by the Business Trust Act, the Trust Indenture Act and the Declaration, the holders of the Preferred Securities will have no voting rights.

     Subject to the requirements of the second to last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right (i) on behalf of all holders of Trust Securities, to waive any past default that is waivable under the Declaration and
(ii) to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon the Institutional Trustee under the Declaration; provided, however, that the holders of the Preferred Securities will vote as a single class (the "Capital Trust Voting Class") with any holders of any other preferred undivided beneficial interests of a Ford Motor Company Capital Trust, such as the Preferred Securities, similarly situated with respect to debt securities issued pursuant to the Indenture (including the Junior Subordinated Debentures) with respect to the right to direct an Institutional Trustee, to (x) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to debt securities issued pursuant to the Indenture (including the Junior Subordinated Debentures), (y) waive any past default that is waivable under Section 5.13 of the Indenture with respect to debt securities issued pursuant to the

Indenture (including the Junior Subordinated Debentures) or (z) exercise any right to rescind or annul a declaration that the principal of all debt securities issued pursuant to the Indenture (including the Junior Subordinated Debentures) shall be due and payable; provided that where a consent under the Indenture would require the consent of (1) holders of debt securities issued pursuant to the Indenture (including Junior Subordinated Debentures) representing a specified percentage greater than a majority in principal amount of such securities or (2) each holder of such securities affected thereby, no such consent shall be given by any Trustee without the prior consent of, in the case of clause (1) above, holders of securities in the Capital Trust Voting Class representing such specified percentage or, in the case of clause (2) above, each holder of securities in the Capital Trust Voting Class affected thereby. The Institutional Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Securities. The Institutional Trustee shall notify all holders of record of Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Debentures. Other than with respect to directing the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or the Indenture Trustee as set forth above, the Institutional Trustee shall be under no obligation to take any of the foregoing actions at the direction of the holders of the Preferred Securities unless the Institutional Trustee shall have obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States federal income tax purposes following such action. If the Institutional Trustee fails to enforce its rights under the Declaration, any holder of Preferred Securities may enforce such rights, institute a legal proceeding directly against Ford to enforce the Institutional Trustee's rights under the Declaration, without first instituting a legal proceeding against the Institutional Trustee or any other Person.

     A waiver of an Indenture Event of Default by the Institutional Trustee at the direction of holders of the Preferred Securities will constitute a waiver of the corresponding Event of Default under the Declaration in respect of the Trust Securities.

     In the event the consent of the Trust as the holder of the Junior Subordinated Debentures is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together in the Capital Trust Voting Class, provided, however, that where any such amendment, modification or termination under the Indenture would require the consent of (i) holders of debt securities issued pursuant to the Indenture representing a specified percentage greater than a majority in principal amount of such securities or (ii) each holder of such debt securities, the Trustee may only give such consent at the direction of the holders of securities in the Capital Trust Voting Class representing such specified percentage in the case of clause (i) above, or each holder of securities in the Capital Trust Voting Class affected thereby, in the case of clause (ii) above; and, provided, further, that the Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States federal income tax purposes following such action.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

     No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Junior Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities at such time that are owned by Ford or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with Ford shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     The procedures by which persons owning Preferred Securities registered in the name of and held by a Depositary Institution or its nominee may exercise their voting rights are described under "-- Book-Entry; Delivery and Form" below.

     Holders of the Preferred Securities will have no rights to increase or decrease the number of Trustees or to appoint, remove or replace a Trustee, which rights are vested exclusively in the holders of the Common Securities.

MODIFICATION AND AMENDMENT OF THE DECLARATION

     The Declaration may be modified and amended on approval of a majority of the Regular Trustees, provided that, (i) if any proposed modification or amendment provides for, or the Regular Trustees otherwise propose to effect, (A) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (B) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the outstanding Trust Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities, provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, (i) no amendment or modification may be made to the Declaration unless the Regular Trustees shall have obtained (A) either a ruling from the Internal Revenue Service or a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such amendment will not cause the Trust to be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and to the effect that the Trust will continue to be treated as a grantor trust for purposes of United States federal income taxation and (B) a written unqualified opinion of nationally recognized independent counsel experienced in such matters to the effect that such amendment will not cause the Trust to be an "investment company" which is required to be registered under the 1940 Act; (ii) certain specified provisions of the Declaration may not be amended without the consent of all of the holders of the Trust Securities, (iii) no amendment which adversely affects the rights, powers and privileges of the Institutional Trustee shall be made without the consent of the Institutional Trustee, (iv) Article IV of the Declaration relating to the obligation of Ford to purchase the Common Securities and to pay certain obligations and expenses of the Trust as described under "Ford Motor Company Capital Trust I" may not be amended without the consent of Ford, and (v) the rights of holders of Common Securities under Article V of the Declaration to increase or decrease the number of, and to appoint, replace or remove, Trustees shall not be amended without the consent of each holder of Common Securities.

     The Declaration further provides that it may be amended without the consent of the holders of the Trust Securities to (i) cure any ambiguity, (ii) correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration, (iii) add to the covenants, restrictions or obligations of Ford, (iv) preserve the status of the Trust as a grantor trust for federal income tax purposes, and (v) to conform to changes in, or a change in interpretation or application of certain 1940 Act requirements by the Commission, which amendment does not adversely affect the rights, preferences or privileges of the holders of Trust Securities.

BOOK-ENTRY; DELIVERY AND FORM

     Preferred Securities will be issued in fully registered form. Investors may elect to hold their Preferred Securities directly or, subject to the rules and procedures of a Depository Institution described below, hold interests in a global certificate (the "Preferred Securities Global Certificate") registered in the name of a Depository Institution or its nominee. However, tendering holders of Depositary Shares held in global form shall initially receive an interest in the Preferred Securities Global Certificate and tendering holders of Depositary Shares held directly in certificated form shall initially receive Preferred Securities in certificated form, in each case unless otherwise specified in the Letter of Transmittal. See "The Offer -- Procedures for Tendering".

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Preferred Security.

     A Depository Institution holds securities that its participants ("Participants") deposit with the Depository Institution. A Depository Institution also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). A Depository Institution is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depository Institution's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to a Depository Institution and its Participants are on file with the Commission.

     Upon issuance of a Preferred Securities Global Certificate, the Depository Institution will credit on its book-entry registration and transfer system the number of Preferred Securities represented by such Preferred Securities Global Certificate to the accounts of institutions that have accounts with the Depository Institution. Ownership of beneficial interests in a Preferred Securities Global Certificate will be limited to Participants or persons that may hold interests through Participants. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depository Institution of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.

     A Depository Institution has no knowledge of the actual Beneficial Owners of the Preferred Securities; a Depository Institution's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. So long as a Depository Institution, or its nominee, is the owner of a Preferred Securities Global Certificate, a Depository Institution or such nominee, as the case may be, will be considered the sole owner and holder of record of the Preferred Securities represented by such Preferred Securities Global Certificate for all purposes.

     Conveyance of notices and other communications by a Depository Institution to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to the Depository Institution. If less than all of the Preferred Securities are being redeemed, the Depository Institution will reduce pro rata (subject to adjustment to eliminate fractional Preferred Securities) the amount of interest of each Direct Participant in the Preferred Securities to be redeemed.

     Although voting with respect to the Preferred Securities is limited, in those instances in which a vote is required, the Depository Institution will not consent or vote with respect to Preferred Securities. Under its usual procedures, the Depository Institution would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns the Depository Institution's consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities represented by a Preferred Series Global Certificate will be made by the Trust to the Depository Institution. The Depository Institution's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on a Depository Institution's records unless the Depository Institution has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of a Depository Institution, the Trust or Ford, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to a Depository Institution is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of the Depository Institution, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     A Depository Institution may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, if a successor securities depository is not obtained, Preferred Security certificates will be required to be printed and delivered. Additionally, the Trust may decide to discontinue use of the system of book-entry transfers through the Depository Institution (or a successor depository). In that event, certificates for the Preferred Securities will be printed and delivered.

     The information in this section concerning the Depository Institution and the Depository Institution's book-entry system has been obtained from sources that the Trust and Ford believe to be reliable, but the Trust and Ford take no responsibility for the accuracy thereof.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     Chemical Bank or one of its affiliates will act as registrar and transfer agent for the Preferred Securities. Chemical Bank will also act as paying agent and, with the consent of the Regular Trustees, may designate additional paying agents.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or Ford may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, prior to a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Institutional Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Institutional Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     Ford and certain of its affiliates maintain deposit accounts and banking relationships with the Institutional Trustee.

GOVERNING LAW

     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

MISCELLANEOUS

     Application will be made to list the Preferred Securities on the NYSE. The Regular Trustees are authorized and directed to take such action as they deem reasonable in order that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and will be treated as a grantor trust for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration, that the Regular Trustees determine in their discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not adversely affect the interests of holders of the Trust Securities.

     Ford and the Regular Trustees on behalf of the Trust will be required to provide to the Institutional Trustee annually a certificate as to whether or not Ford and the Trust, respectively, are in compliance with all the conditions and covenants under the Declaration.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

     Set forth below is a summary of information concerning the Preferred Securities Guarantee that will be executed and delivered by Ford for the benefit of the holders from time to time of Preferred Securities. The Preferred Securities Guarantee is separately qualified under the Trust Indenture Act and will be held by The Bank of New York acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the Preferred Securities. The terms of the Preferred Securities Guarantee include those stated in such Guarantee and those made part of the Preferred Securities Guarantee by the Trust Indenture Act. The summary set forth below does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act.

GENERAL

     Pursuant to the Preferred Securities Guarantee, Ford will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by the Trust), to the extent not paid by the Trust, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments or distributions with respect to the Preferred Securities to the extent not paid or made by the Trust (the "Guarantee Payments") will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions on the Preferred Securities and the redemption price, including all accrued and unpaid distributions to the date of the redemption, with respect to the Preferred Securities called for redemption by the Trust but only if and to the extent that in each case Ford has made a payment to the Institutional Trustee of interest or principal on the Junior Subordinated Debentures and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Debentures to holders of Preferred Securities or the redemption of all of the Preferred Securities upon the maturity or redemption of the Junior Subordinated Debentures) the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred

Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities in liquidation of the Trust. Ford's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Ford to the holders of Preferred Securities or by paying the required amount to the Trust and causing the Trust to pay such amounts to such holders.

CERTAIN COVENANTS OF FORD

     In the Preferred Securities Guarantee, Ford will covenant that, so long as the Preferred Securities remain outstanding, Ford will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto or any other securities similar to the Preferred Securities or the Junior Subordinated Debentures if at such time (i) Ford shall be in default with respect to its Guarantee Payments or other payment obligations under the Preferred Securities Guarantee, (ii) there shall have occurred any event of default under the Indenture or (iii) Ford shall have given notice of its selection of an Extension Period as provided in the Indenture and such period, or any extension thereof, is continuing; provided that Ford will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion, other than at the option of Ford, of any of its preferred stock including its Series A Cumulative Convertible Preferred Stock, in accordance with the terms of such stock. In addition, so long as the Preferred Securities remain outstanding, Ford has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the Declaration; provided that any permitted successor of Ford under the Indenture may succeed to Ford's ownership of the Common Securities and (ii) to use reasonable efforts to cause the Trust to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debentures.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent will be required), the Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth under "Description of the Preferred Securities -- Voting Rights". All guarantees and agreements contained in the Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Ford and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving Ford that is permitted under the Indenture, Ford may not assign its obligations under the Preferred Securities Guarantee.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEE

     The Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, or upon distribution of the Junior Subordinated Debentures to the holders of Preferred Securities in exchange for all of the Preferred Securities, or upon full payment of the amounts payable upon liquidation of the Trust. Notwithstanding the foregoing, the Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid with respect to the Preferred Securities or the Preferred Securities Guarantee.

STATUS OF THE PREFERRED SECURITIES GUARANTEE

     Ford's obligations under the Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of Ford and will rank
(i) subordinate and junior in right of payment to all Senior Indebtedness of Ford, except obligations and securities made pari passu or subordinate by their terms, and to the Junior Subordinated Debentures, and (ii) senior to all capital stock now or hereafter issued by Ford, including the Depositary Shares, and to any guarantee now or hereafter entered into by Ford in respect of any of its capital stock. The Declaration provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee.

     The Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The Preferred Securities Guarantee will be deposited with the Institutional Trustee, as Guarantee Trustee, to be held for the benefit of the holders of the Preferred Securities. The Institutional Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Preferred Securities Guarantee, including the giving of directions to the Institutional Trustee. If the Institutional Trustee fails to enforce the Preferred Securities Guarantee as above provided, any holder of Preferred Securities may institute a legal proceeding directly against Ford to enforce its rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust or any other person or entity.

GOVERNING LAW

     The Preferred Securities Guarantee will be governed by and construed in accordance with the laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a description of the Junior Subordinated Debentures which will be deposited in the Trust as trust assets. The terms of the Junior
Subordinated Debentures include those stated in the Indenture dated          ,
1995 between Ford and The Bank of New York, as trustee (the "Indenture
Trustee"), as supplemented by the First Supplemental Indenture dated          ,
1995 between Ford and the Indenture Trustee (as so supplemented, the "Indenture"), forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part, and those made part of the Indenture by the Trust Indenture Act. The following description does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

     The Indenture provides for the issuance of debentures, notes (including the Junior Subordinated Debentures) or other evidences of indebtedness by Ford ("Securities") in an unlimited amount from time to time. The Junior Subordinated Debentures constitute a separate series under the Indenture.

     Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Junior Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities -- Special Event Redemption or Distribution".

GENERAL

     The Junior Subordinated Debentures are unsecured, subordinated obligations of Ford, limited in aggregate principal amount to (i) the aggregate liquidation preference of the Preferred Securities issued by the Trust in the Offer and (ii) the proceeds received by the Trust upon issuance of the Common Securities to Ford (which proceeds will be used to purchase an equal principal amount of Junior Subordinated Debentures).

     The Junior Subordinated Debentures mature on December 31, 2025. The Junior Subordinated Debentures are not subject to any sinking fund.

     If Junior Subordinated Debentures are distributed to holders of Preferred Securities in dissolution of the Trust, such Junior Subordinated Debentures will be so issued in fully registered certificated form in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments of principal and interest on Junior Subordinated Debentures will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Indenture Trustee in The City of New York; provided that payments of interest may be made at the option of Ford by check mailed to the address of the persons entitled thereto and that the payment of principal with respect to any Junior Subordinated Debenture will be made only upon surrender of such Junior Subordinated Debenture to the Indenture Trustee.

     If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the dissolution of the Trust, Ford will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

     The Indenture contains no provisions which would afford the holders of Junior Subordinated Debentures protection in the event of a highly leveraged transaction involving Ford or a change of control of Ford.

OPTIONAL REDEMPTION

     Except as provided below, the Junior Subordinated Debentures may not be redeemed prior to December 1, 2002. Ford shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, from time to time, on or after December 1, 2002, upon not less than 10 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed, plus any accrued and unpaid interest, to the redemption date, including interest accrued during an Extension Period. Ford will also have the right to redeem the Junior Subordinated Debentures at any time upon the occurrence of a Tax Event if certain conditions are met as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution".

     If Ford gives a notice of redemption in respect of Junior Subordinated Debentures (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, Ford will deposit irrevocably with the Indenture Trustee funds sufficient to pay the applicable redemption price and will give irrevocable instructions and authority to pay such redemption price to the holders of the Junior Subordinated Debentures. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, interest will cease to accrue on the Junior Subordinated Debentures called for redemption, such Junior Subordinated Debentures will no longer be deemed to be outstanding and all rights of holders of such Junior Subordinated Debentures so called for redemption will cease, except the right of the holders of such Junior Subordinated Debentures to receive the applicable redemption price, but without interest on such redemption price. If any date fixed for redemption of Junior Subordinated Debentures is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price in respect of Junior Subordinated Debentures is improperly withheld or refused and not paid by Ford, interest on such Junior Subordinated Debentures will continue to accrue compounded quarterly, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price. If fewer than all of the Junior Subordinated Debentures are to be redeemed, the Junior Subordinated Debentures to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Indenture Trustee.

     In the event of any redemption in part, Ford shall not be required to (i) issue, register the transfer of or exchange of any Junior Subordinated Debentures during a period beginning at the opening of business 15 days before any selection for redemption of Junior Subordinated Debentures and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Junior Subordinated Debentures to be redeemed and (ii) register the transfer of or exchange of any Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Debentures being redeemed in part.

INTEREST

     The Junior Subordinated Debentures will bear interest at an annual rate of [ %] from the Accrual Date. In addition, holders of the Junior Subordinated Debentures will be entitled to Pre-Issuance Accrued Distribution at the rate of
8.25% per annum of the principal amount thereof from [                    ]
through the Expiration Date, payable on December 31, 1995 to holders of the Preferred Securities on the record date for such distributions. Interest will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on December 31, 1995, to the person in whose name such Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. Interest payable on any Junior Subordinated Debenture that is not punctually paid or duly provided for on any interest payment date will forthwith cease to be payable to the person in whose name such Junior Subordinated Debenture is registered on the relevant record date, and such defaulted interest will instead be payable to the person in whose name such Junior Subordinated Debenture is registered on the special record date or other specified date determined in accordance with the Indenture; provided, however, that interest shall not be considered payable by Ford on any interest payment date falling within an Extension Period unless Ford has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such interest payment date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as Ford shall not be in default in the payment of interest on the Junior Subordinated Debentures, Ford shall have the right to extend the interest payment period from time to time for a period not exceeding 20 consecutive quarterly interest periods. Ford has no current intention of exercising its right to extend an interest payment period. No extension of interest will be
permitted with respect to interest accruing from [                    ] through
the Expiration Date. No interest shall be due and payable during an Extension Period, except at the end thereof. During any Extension Period, Ford shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto or any other securities similar to the Preferred Securities or the Junior Subordinated Debentures; provided that Ford will be permitted to pay dividends (and cash in lieu of fractional shares) upon the conversion, at the option of Ford, of any of its preferred stock, including its Series A Cumulative Convertible Preferred Stock, in accordance with the terms of such stock. Any Extension Period with respect to payment of interest on the Junior Subordinated Debentures, other debt securities of Ford under the Indenture or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Securities and all other securities with similar terms. Prior to the termination of any such Extension Period, Ford may further extend the interest payment period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. On the interest payment date occurring at the end of each Extension Period, Ford shall pay to the holders of Junior Subordinated Debentures of record on the record date for such interest payment date (regardless of who the holders of record may have been on other dates during the Extension Period) all accrued and unpaid interest on the Junior Subordinated Debentures, together with interest thereon at the rate specified for the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Ford may commence a new Extension Period, subject to the above requirements. Ford may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to six Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures provided that no Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. The failure by Ford to make interest payments during an Extension Period would not constitute a default or an event of default under the Indenture or Ford's currently outstanding indebtedness.

     If the Trust shall be the sole holder of the Junior Subordinated Debentures, Ford shall give the Institutional Trustee notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the date the distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than one Business Day prior to such record date. The Trust shall give notice of Ford's selection of such Extension Period to the holders of the Preferred Securities.

     If Junior Subordinated Debentures have been distributed to holders of Trust Securities, Ford shall give the holders of the Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding interest payment date or (ii) the date Ford is required to give notice to the NYSE (if the Junior Subordinated Debentures are then listed thereon) or other applicable self-regulatory organization or to holders of the Junior Subordinated Debentures of the record or payment date of such related interest payment.

CERTAIN COVENANTS OF FORD APPLICABLE TO THE JUNIOR SUBORDINATED DEBENTURES

     In the Indenture, Ford will covenant that, so long as the Preferred Securities remain outstanding, Ford will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or any other securities similar to the Preferred Securities or the Junior Subordinated Debentures or make any guarantee payment with respect thereto if at such time (i) Ford shall be in default with respect to its Guarantee Payments or other payment obligations under the Preferred Securities Guarantee, (ii) there shall have occurred any Indenture Event of Default with respect to the Junior Subordinated Debentures or (iii) Ford shall have given notice of its selection of an Extension Period as provided in the Indenture and such period, or any extension thereof, is continuing; provided that Ford will be permitted to pay dividends (and cash in lieu of fractional shares) upon the conversion, other than at the option of Ford, of any of its preferred stock, including its Series A Cumulative Convertible Preferred Stock, in accordance with the terms of such stock. In addition, so long as the Preferred Securities remain outstanding, Ford has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the Declaration; provided that any permitted successor of Ford under the Indenture may succeed to Ford's ownership of the Common Securities, (ii) to comply fully with all of its obligations and agreements contained in the Declaration and (iii) not to take any action which would cause the Trust to cease to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debentures.

SUBORDINATION

     The Indenture provides that the Securities are subordinate and junior in right of payment to all Senior Indebtedness of Ford. In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of Ford or its property or any proceeding for voluntary liquidation, dissolution or other winding up of Ford, or (b) that Securities of any series are declared due and payable before their expressed maturity because of the occurrence of an Event of Default under the Indenture (under circumstances other than as set forth in clause (a) above), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in money, before the holders of any of the Securities are entitled to receive a payment on account of the principal of, premium, if any, or interest on the indebtedness evidenced by such Securities. In the event and during the continuation of any default in payment of any Senior Indebtedness or if any event of default shall exist and all grace periods with respect thereto shall have expired under any Senior Indebtedness, as "event of default" is defined therein or in the agreement under which the same is outstanding, no payment of the principal of, premium, if any, or interest on the Securities shall be made.

     The term "Senior Indebtedness" means (a) the principal of and premium, if any, and interest on all indebtedness of Ford, whether outstanding on the date of the Indenture or thereafter created, (i) for money borrowed by Ford, (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by Ford, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of Ford at the time of the acquisition of such property by Ford, for the payment of which Ford is directly liable, (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness, and (c) all other general unsecured obligations and liabilities of Ford, including without limitation, trade payables. As used in the preceding sentence the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of Ford.

     The Indenture does not limit the aggregate amount of indebtedness, including Senior Indebtedness, that may be issued. As of June 30, 1995, Senior Indebtedness of Ford (on a consolidated basis) aggregated approximately $212.6 billion. There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Preferred Securities Guarantee that limit Ford's ability to incur additional indebtedness, including indebtedness that ranks senior to or pari passu with the Junior Subordinated Debentures and the Preferred Securities Guarantee, or the ability of its subsidiaries to incur additional indebtedness. See "Description of the Preferred Securities Guarantee -- Status of the Preferred Securities Guarantee".

RESTRICTIONS ON MERGERS AND SALES OF ASSETS

     Nothing contained in the Indenture or in the Securities will prevent any consolidation of Ford with, or merger of Ford with or into, any other corporation or corporations (whether or not affiliated with Ford), or successive consolidations or mergers to which Ford or its successor will be a party, or will prevent any sale, lease or conveyance of the property of Ford, as an entirety or substantially as an entirety; provided that upon any such consolidation, merger, sale, lease or conveyance to which Ford is a party and in which Ford is not the surviving corporation, the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by Ford and the due and punctual payment of the principal of and interest on all of the Securities, according to their tenor, shall be expressly assumed by supplemental indenture satisfactory in form to the Indenture Trustee, executed and delivered to the Indenture Trustee, by the corporation formed by such consolidation, or into which Ford shall have been merged, or which shall have acquired such property.

EVENTS OF DEFAULT AND NOTICE THEREOF

     The Indenture defines an Event of Default with respect to any series of Securities as being any one of the following events: (a) failure to pay interest for 30 days after becoming due; (b) failure to pay principal or premium, if any, for five business days after becoming due at maturity, upon redemption or otherwise; (c) failure to make a sinking fund payment for five business days after becoming due; (d) failure to perform any other covenant of Ford (other than a covenant included in the Indenture solely for the benefit of one or more series of Securities other than such series or a covenant default the performance of which would be covered by clause (f) below) for 90 days after notice; (e) certain events of bankruptcy, insolvency or reorganization of Ford; and (f) any other Event of Default provided with respect to Securities of such series. No Event of Default provided with respect to a particular series of Securities (except as to events described in clauses (d) and (e)) necessarily constitutes an Event of Default with respect to any other series of Securities.

     If an Event of Default in respect of a particular series of Securities outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Securities outstanding of such series (and, in the case of any series of Securities held as trust assets of a Ford Motor Company Capital

Trust and with respect to which a Security Exchange has not theretofor occurred, such consent of holders of the Preferred Securities and the Common Securities of such Ford Motor Company Capital Trust as may be required under the Declaration of Trust of such Ford Motor Company Capital Trust) may declare the principal amount (or, if the Securities of such series are Original Issue Discount Securities (as defined in the Indenture), such portion of the principal amount as may be specified in the terms of such series) of all of the Securities of such series to be due and payable immediately. At any time after such a declaration of acceleration in respect of a particular series of Securities has been made, but before a judgment or decree for the payment of money due upon acceleration has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the Securities outstanding of such series (and, in the case of any series of Securities held as trust assets of a Ford Motor Company Capital Trust and with respect to which a Security Exchange has not theretofor occurred, such consent of holders of the Preferred Securities and the Common Securities of such Ford Motor Company Capital Trust as may be required under the Declaration of Trust of such Ford Motor Company Capital Trust) may, under certain circumstances, waive all defaults and rescind and annul such declaration and its consequences if all Events of Default in respect of the Securities of such series, other than the non-payment of principal due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

     The Indenture contains a provision entitling the Trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of Securities (treated as one class) (and, in the case of any series of Securities held as trust assets of a Ford Motor Company Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such Ford Motor Company Capital Trust as may be required under the Declaration of Trust of such Ford Motor Company Capital Trust), before proceeding to exercise any right or power under the Indenture at the request of such holders. Subject to such provisions in the Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the outstanding Securities (treated as one class) (and, in the case of any series of Securities held as trust assets of a Ford Motor Company Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such Ford Motor Company Capital Trust as may be required under the Declaration of Trust of such Ford Motor Company Capital Trust), may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

     The Indenture provides that no holder of Securities may institute any action against Ford under the Indenture (except actions for payment of overdue principal or interest, provided that a declaration of a valid Extension Period by Ford shall not constitute a failure to pay interest for this purpose) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Securities of all affected series (treated as one class) (and, in the case of any series of Securities held as trust assets of a Ford Motor Company Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such Ford Motor Company Capital Trust as may be required under the Declaration of Trust of such Ford Motor Company Capital Trust), then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Securities of all affected series (treated as one class) (and, in the case of any series of Securities held as trust assets of a Ford Motor Company Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such Ford Motor Company Capital Trust as may be required under the Declaration of Trust of such Ford Motor Company Capital Trust).

     The Indenture contains a covenant that Ford will file annually with the Trustee a certificate that no default existed or a certificate specifying any default that existed, each as of the end of the fiscal year so ended.

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

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides with respect to each series of Securities that, except to the extent the terms of such series of Securities provide otherwise, Ford may elect either (a) to defease and be discharged from any and all obligations with respect to the Securities of such series (except for the obligations to register the transfer or exchange of the Securities of such series, to replace temporary or mutilated, destroyed, lost or stolen Securities of such series, to maintain an office or agency in respect of the Securities of such series and to hold moneys for payment in trust) ("legal defeasance") or (b) to be released from its obligations with respect to the Securities of such series (except for the obligations set forth as exceptions in the preceding clause (a) and except for the obligations to pay the principal of and interest, if any, on the Securities, to compensate and indemnify the Trustee, to appoint a successor Trustee, to repay certain moneys held by the Paying Agent and to return certain unclaimed moneys held by the Trustee and Paying Agent) ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money or, in the case of Securities payable in U.S. dollars, U.S. Government Obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and any interest on the Securities of such series, and any mandatory sinking fund or analogous payments thereon, on the due date thereof. Such a trust may (except to the extent the terms of the Securities of such series otherwise provide) only be established, if among other things, Ford has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion, in the case of legal defeasance under clause (a) above, must (except to the extent the terms of the Securities of the relevant series otherwise provide) refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indenture.

MODIFICATION OF THE INDENTURE

     The Indenture provides that Ford and the Trustee may enter into supplemental indentures without the consent of the holders of Securities to: (a) secure any Securities, (b) evidence the assumption by a successor corporation of the obligations of Ford, (c) add covenants for the protection of the holders of Securities, (d) cure any ambiguity or correct any inconsistency in the Indenture, (e) establish the forms or terms of Securities of any series, (f) provide for uncertificated Securities and (g) evidence the acceptance of appointment by a successor trustee.

     The Indenture also contains provisions permitting Ford and the Trustee, with the consent of the holders of not less than a majority in principal amount of all Securities then outstanding and affected (treated as one class) (and, in the case of any series of Securities held as trust assets of a Ford Motor Company Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such Ford Motor Company Capital Trust as may be required under the Declaration of Trust of such Ford Motor Company Capital Trust), to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the Securities of each series so affected; provided that Ford and the Trustee may not, without the consent of the holder of each outstanding Security affected thereby, (a) extend the stated maturity of the principal of any Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon (except that a declaration of a valid Extension Period by Ford shall not constitute an extension of time of payment of interest for this purpose), or reduce any amount payable on the redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or any interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or alter certain provisions of the Indenture relating to the Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Security when due or (b) reduce the aforesaid percentage in principal amount of Securities of any series, the consent of the holders of which is required for any such modification.

CONCERNING THE INDENTURE TRUSTEE

     Ford and its subsidiaries maintain ordinary banking relationships with The Bank of New York and its affiliates and a number of other banks.

BOOK-ENTRY AND SETTLEMENT

     If any Junior Subordinated Debentures are distributed to holders of Preferred Securities (see "Description of the Preferred Securities"), such Junior Subordinated Debentures will be issued in fully registered form. In such event, investors may elect to hold their Junior Subordinated Debentures directly or, subject to the rules and procedures of a Depository Institution, hold interests in a global certificate registered in the name of a Depository Institution or its nominee.

     For a description of a Depository Institution and a Depository Institution's book-entry system, see "Description of the Preferred Securities -- Book-Entry; Delivery and Form". As of the date of this Prospectus, the description herein of a Depository Institution's book-entry system and Depository Institution's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any Junior Subordinated Debentures registered in the name of and held by a Depository Institution or its nominee.

          DESCRIPTION OF THE SERIES B PREFERRED AND DEPOSITARY SHARES

     The summary of the terms of the Series B Preferred and the Depositary Shares set forth below does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of Ford's Certificate of Incorporation and the Certificate of Designation for the Series B Preferred and the Deposit Agreement, copies of which may be obtained from Ford upon request.

GENERAL

     The Series B Preferred consists of 22,800 shares. The Series B Preferred is not convertible into, or exchangeable for, shares of any other class or series of stock of Ford. The Series B Preferred, with respect to dividend rights and rights upon liquidation, dissolution or winding up, ranks (i) senior to the common stock of Ford and all other securities junior to the Series B Preferred ("Junior Securities"), (ii) on a parity with the outstanding preferred stock of Ford and all other securities on a parity with the Series B Preferred ("Parity Securities") and (iii) junior to all securities senior to the Series B Preferred.

     Each Depositary Share represents ownership of 1/2,000 of a share of Series B Preferred. Subject to the terms of the deposit agreement among Ford, the Depositary and holders of Depositary Shares, each holder of a Depositary Share is entitled to all the rights and preferences of 1/2,000 of a share of Series B Preferred (including dividend, voting, redemption and liquidation rights and preferences). The Depositary is Chemical Bank, and its principal office is currently located at 450 West 33rd Street, New York, New York 10001.

DIVIDENDS

     Holders of shares of Series B Preferred are entitled to receive, when and as declared by the Board of Directors out of funds of Ford legally available for payment, cumulative cash dividends at the rate per annum of 8.25% per share on the liquidation preference thereof or $2.0625 per 1/2,000 share of Series B Preferred. Dividends on the Series B Preferred are payable quarterly on the first business day of March, June, September and December of each year at such annual rate. Each such dividend is payable to holders of record as they appear on the stock records of Ford at the close of business on such record dates, not exceeding 60 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of Ford. Dividends are cumulative, whether or not in any dividend period or periods there shall be funds of Ford legally available for the payment of such dividends. Accumulations of dividends on shares of Series B Preferred shall not bear interest. Dividends payable on the Series B Preferred for any period greater or less than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series B Preferred for each full dividend period are computed by dividing the annual dividend rate by four.

     All dividends declared on the Series B Preferred for any dividend period and on any class or series of stock of Ford ranking on a parity with the Series B Preferred as to dividends (including Ford's Series A Cumulative Convertible Preferred Stock) shall be declared pro rata so that the amounts of dividends per share declared for such period on the Series B Preferred and on such other class or series of stock ranking on a parity with the Series B Preferred as to dividends that were outstanding during such period shall in all cases bear to each other the same ratio that the accrued dividends per share on the shares of the Series B Preferred and such other stock bear to each other.

     Ford shall not (i) declare or pay any dividend or other distribution with respect to any junior stock of Ford or (ii) redeem or set apart funds for the purchase or redemption of any junior stock through a sinking fund or otherwise, unless (A) all accrued and unpaid dividends with respect to the Series B Preferred and any other stock ranking on a parity with the Series B Preferred as to dividends or upon liquidation ("Parity Stock") at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends and (B) sufficient funds have been set apart for the payment of the dividend for the current dividend period with respect to the Series B Preferred and any Parity Stock.

     As used herein, (i) the term "dividend" does not include dividends payable solely in shares of junior stock on junior stock, or options, warrants or rights to holders of junior stock to subscribe for or purchase any junior stock, and
(ii) the term "junior stock" means the Common Stock, the Class B Stock at Ford and any other class of capital stock of Ford now or hereafter issued and outstanding that ranks junior as to dividends and upon liquidation to the Series B Preferred.

     Payment of dividends on Series B Preferred are and may be further restricted by loan agreements, indentures or other transactions entered into by Ford.

REDEMPTION

     Shares of Series B Preferred will not be redeemable prior to December 1, 2002. Subject to the conditions described below, the shares of Series B Preferred will be redeemable at the option of Ford, in whole or in part, at any time or from time to time, out of funds legally available therefor, on and after December 1, 2002, on not less than 10 nor more than 60 days' notice by mail at a redemption price of $25.00 per 1/2,000 share of Series B Preferred, plus in each case an amount equal to accrued and unpaid dividends, if any, to the redemption date, whether or not earned or declared. If fewer than all of the shares of Series B Preferred are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by Ford.

     No shares of Series B Preferred may be redeemed unless within the two-year period ending on the relevant redemption date Ford shall have issued sufficient shares of Common Stock to result in receipt by Ford of net proceeds from such issuances of an aggregate amount at least equal to the aggregate liquidation preference of the shares of Series B Preferred proposed to be redeemed.

     In the event that full cumulative dividends on the Series B Preferred and any other series of stock ranking, as to dividends, on a parity with the Series B Preferred have not been paid or declared and set apart for payment, the Series B Preferred may not be redeemed in part and Ford may not purchase or acquire shares of Series B Preferred or such other stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series B Preferred and such other stock.

     On and after the date fixed for redemption, provided that the redemption price (including any accrued and unpaid dividends to the date fixed for redemption) has been duly paid or provided for, dividends shall cease to accrue on the Series B Preferred called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as stockholders of Ford shall cease except the right to receive the moneys payable upon such redemption, without interest from the date of notice of redemption, upon surrender of the certificates evidencing such shares.

LIQUIDATION PREFERENCE

     The amount which the holders of shares of Series B Preferred shall be entitled to receive in the event of any liquidation, dissolution or winding up of Ford, whether voluntary or involuntary, shall be $25.00 per 1/2,000 share of Series B Preferred (the "liquidation preference") plus an amount per share of Series B Preferred equal to all dividends (whether or not declared), accrued, accumulated and unpaid thereon to the date of final distribution to such holders, and no more.

     In the event of any liquidation, dissolution or winding up of Ford, whether voluntary or involuntary, before any payment or distribution of the assets of Ford (whether capital or surplus) shall be made to or set apart for the holders of junior stock, upon liquidation, dissolution or winding up, the holders of the shares of Series B Preferred shall be entitled to receive the liquidation preference with respect thereto plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of Ford, the assets of Ford, or proceeds thereof, distributable among the holders of the shares of Series B Preferred shall be insufficient to pay in full the preferential amount aforesaid and the liquidation preference with respect to any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series B Preferred, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Series B Preferred and any such other stock if all amounts payable thereon were paid in full. Neither a consolidation or merger of Ford with another corporation nor a sale or transfer of all or substantially all of Ford's assets nor a statutory share exchange will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of Ford.

VOTING RIGHTS

     Except as indicated below, or except as otherwise from time to time required by applicable law, the holders of shares of Series B Preferred will have no voting rights.

     During any period in which dividends on the Series B Preferred are cumulatively in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days, the number of directors of Ford will be increased by two and the holders of shares of Series B Preferred, voting together as a class with the holders of any other class or series of Parity Stock upon which the same voting rights as those of the Series B Preferred have been conferred and are exercisable, will have the right to elect two additional directors to Ford's Board of Directors at Ford's next annual meeting of stockholders and at each subsequent annual meeting until all such dividends on the Series B Preferred have been paid in full.

     The approval of two-thirds of the outstanding shares of Series B Preferred shall be required in order to amend the Certificate of Incorporation to affect materially and adversely the rights, preferences or voting powers of the holders of the Series B Preferred or to authorize, create, issue or increase the authorized or issued amount of, any class of stock having rights senior or superior with respect to dividends and upon liquidation to the Series B Preferred; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking on a parity with or junior to the Series B Preferred with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences or voting powers.

TRANSFER AGENT AND REGISTRAR

     Chemical Bank, New York, is the transfer agent and registrar for the Series B Preferred.

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

     RELATIONSHIP BETWEEN THE PREFERRED SECURITIES, THE JUNIOR SUBORDINATED
               DEBENTURES AND THE PREFERRED SECURITIES GUARANTEE

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and other payments due on the Preferred Securities primarily because (i) the aggregate principal amount of Junior Subordinated Debentures held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the Preferred Securities and the proceeds received by the Trust upon issuance of the Common Securities to Ford; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) the Declaration provides that Ford shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes; and (iv) the Declaration further provides that the Trustees shall not cause or permit the Trust, among other things, to engage in any activity that is not consistent with the limited purposes of the Trust.

     Payments of distributions and other payments due on the Preferred Securities are guaranteed by Ford on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee". If Ford does not make interest or other payments on the Junior Subordinated Debentures, the Trust will not make distributions or other payments on the Preferred Securities. Under the Declaration, if and to the extent Ford does make interest or other payments on the Junior Subordinated Debentures, the Institutional Trustee is obligated to make distributions or other payments on the Preferred Securities. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that Ford has made a payment of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

     The Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated Debentures, including its rights as the holder of the Junior Subordinated Debentures to enforce Ford's obligations under the Junior Subordinated Debentures upon the occurrence of an Indenture Event of Default, and will also have the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. In addition, the holders of at least a majority in liquidation amount of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and the Preferred Securities Guarantee. If the Institutional Trustee fails to enforce its rights under the Indenture or fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may institute a legal proceeding against Ford to enforce such rights or the Preferred Securities Guarantee, as the case may be. See "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantee".

     Ford and the Trust believe that for accounting purposes, the Preferred Securities Guarantee, when taken together with Ford's obligations under the Junior Subordinated Debentures and its obligation to pay costs, expenses and certain liabilities of the Trust pursuant to the Declaration, constitutes a full and unconditional guarantee of amounts due on the Preferred Securities.

     If a Special Event shall occur and be continuing, the Trust shall be dissolved unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, with the result that Junior Subordinated Debentures held by the Trust having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and Common Securities will be distributed on a Pro Rata Basis in exchange for the outstanding Preferred Securities and Common Securities, subject in the case of a Tax Event to Ford's right in certain circumstances to redeem Junior Subordinated Debentures as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution". The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust, a statutory business trust which exists for the purpose of (a) issuing (i) its Preferred Securities in exchange for Depositary Shares validly tendered in the Offer and delivering such Depositary Shares to Ford in consideration for the deposit by Ford of Junior Subordinated Debentures in the Trust as trust assets, and (ii) its Common

Securities to Ford in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary or incidental thereto.

     Upon any voluntary or involuntary dissolution, winding-up or termination of the Trust, the holders of Preferred Securities will be entitled to receive the Liquidation Distribution in cash or Junior Subordinated Debentures and will be entitled to the benefits of the Preferred Securities Guarantee with respect to any such distribution. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution". Upon any voluntary or involuntary liquidation or bankruptcy of Ford, the holders of Junior Subordinated Debentures would be subordinated creditors of Ford, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any stockholders of Ford receive payments or distributions.

     A default or event of default under any Senior Indebtedness would not constitute a default or event of default under the Junior Subordinated Debentures. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Junior Subordinated Debentures provide that no payments may be made in respect of the Junior Subordinated Debentures. Failure to make required payments on the Junior Subordinated Debentures would constitute an event of default under the Indenture.

                                    TAXATION

     In the opinion of Dennis E. Ross, Chief Tax Officer of Ford and tax counsel to the Trust, the following are the material United States federal income tax consequences of the issuance of Preferred Securities in exchange for the Depositary Shares pursuant to the Offer, and of the ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who acquire the Preferred Securities pursuant to the Offer ("Initial Holders"). It does not deal with special classes of holders, such as dealers in securities or currencies, life insurance companies, persons holding Preferred Securities as a hedge against or which are hedged against currency risks or as part of a straddle, or persons whose functional currency is not the United States dollar. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change (possibly on a retroactive basis).

     ALL HOLDERS OF DEPOSITARY SHARES ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF DEPOSITARY SHARES FOR PREFERRED SECURITIES AND OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

EXCHANGE OF DEPOSITARY SHARES FOR PREFERRED SECURITIES

     The exchange of Depositary Shares for Preferred Securities pursuant to the Offer will be a taxable transaction. In the case of an Initial Holder who actually or constructively owns solely Depositary Shares, or not more than one percent of such stock and not more than one percent of any other class of Ford stock, gain or loss will be recognized in an amount equal to the difference between the fair market value on the Expiration Date of the Preferred Securities (representing an undivided interest in the Junior Subordinated Debentures) received in the exchange and the exchanging Holder's tax basis in the Depositary Shares exchanged therefor and will be long-term capital gain or loss if the Depositary Share has been held for more than one year as of such date. A holder's aggregate tax basis in his or her pro rata share of the underlying Junior Subordinated Debentures will be equal to his pro rata share of their "issue price" on the Expiration Date as defined below.

     Holders of Depositary Shares who actually or constructively own more than one percent of any other class of Ford stock are advised to consult their tax advisors as to the income tax consequences of exchanging Depositary Shares.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Preferred Securities, Dennis E. Ross, Chief Tax Officer of Ford and tax counsel to the Trust, will render his opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each Securityholder will be considered the owner of a pro rata portion of the Junior Subordinated Debentures held by the Trust and will be required to include in gross income his or her pro rata share of the income accrued on the Junior Subordinated Debentures.

ACCRUAL OF ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The Junior Subordinated Debentures will be considered to have been issued with "original issue discount" and each Securityholder, including a taxpayer who otherwise uses the cash method of accounting, will be required to include his or her pro rata share of original issue discount on the Junior Subordinated Debentures in income as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash distributions on the Preferred Securities. Generally, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures will be accounted for as "original issue discount" and actual distributions of stated interest will not be separately reported as taxable income. So long as the interest payment period is not extended, cash distributions received by an Initial Holder for any quarterly interest period (assuming no disposition prior to the record date for such distribution) will equal or exceed the sum of the daily accruals of income for such quarterly interest period, unless the issue price of the Junior Subordinated Debentures (as defined below) is less than $25.

     The total amount of "original issue discount" on the Junior Subordinated Debentures will equal the difference between the "issue price" of the Junior Subordinated Debentures and their "stated redemption price at maturity." Because Ford has the right to extend the interest payment period of the Junior Subordinated Debentures, all of the stated interest payments on the Junior Subordinated Debentures will be includible in determining their "stated redemption price at maturity." The "issue price" of each $25 principal amount of the Junior Subordinated Debentures will be equal to the fair market value of a Preferred Security on the Expiration Date, which may be more or less than $25, with the result that the total amount of original issue discount on the Junior Subordinated Debentures may be more or less than the amount of stated interest payable with respect thereto. The issue price of each $25 principal amount of the Junior Subordinated Debentures may be reduced by the Pre-Issuance Accrued Distribution. If a Securityholder computes the issue price of his or her pro rata share of the Junior Subordinated Debentures in this manner, then the payment of such amount will be treated as a return of capital rather than as an interest payment. Ford and the Trust may elect to compute the issue price of the Junior Subordinated Debentures in this manner and, if so, will report the payment of such amount on Form 1099-B.

     A Securityholder's initial tax basis for his or her pro rata share of the Junior Subordinated Debentures will be equal to the fair market value on the Expiration Date of the Preferred Securities held by such Securityholder, and will be increased by original issue discount accrued with respect thereto, and reduced by the amount of cash distributions (including the amount of Pre-issuance Accrued Interest) paid to such Securityholder. No portion of the amounts received on the Preferred Securities will be eligible for the dividends received deduction for corporate holders.

POTENTIAL EXTENSION OF PAYMENT PERIOD ON THE JUNIOR SUBORDINATED DEBENTURES

     Securityholders will continue to accrue original issue discount with respect to their pro rata share of the Junior Subordinated Debentures during an extended interest payment period, and any holders who dispose of Preferred Securities prior to the record date for the payment of interest following such extended interest payment period will not receive from the Trust any cash related thereto.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF PREFERRED
SECURITIES

     Under current law, a distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of the Preferred Securities -- Special Event Redemption or Distribution" will be non-taxable and will result in the Securityholder receiving directly his or her pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and tax basis equal to the holding period and adjusted tax basis such Securityholder was considered to have had in his or her pro rata share of the underlying Junior Subordinated Debentures prior to such distribution.

MARKET DISCOUNT AND BOND PREMIUM

     Securityholders other than Initial Holders may be considered to have acquired their pro rata interest in the Junior Subordinated Debentures with market discount, acquisition premium or amortizable bond premium. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

DISPOSITION OF THE PREFERRED SECURITIES

     Upon a sale, exchange or other disposition of the Preferred Securities (including a distribution of cash in redemption of a Securityholder's Preferred Securities upon redemption or repayment of the underlying Junior Subordinated Debentures, but excluding the distribution of Junior Subordinated Debentures), a Securityholder will be considered to have disposed of all or part of his or her pro rata share of the Junior Subordinated Debentures, and will recognize gain or loss equal to the difference between the amount realized and the Securityholder's adjusted tax basis in his or her pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Gain or loss will be capital gain or loss (except to the extent of any accrued market discount with respect to such Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income). See "-- Market Discount and Bond Premium" above. Such gain or loss will be long-term capital gain or loss if the Preferred Securities have been held for more than one year.

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. In such event, a Securityholder who disposes of Preferred Securities and does not receive a payment of interest from the Trust for the period in which the disposition occurs will nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to his or her adjusted tax basis in his or her pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Accordingly, such a Securityholder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States income tax purposes.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust.

     Under present United States federal income tax law:

          (i) payments by the Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax, provided that (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Ford entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to Ford through stock ownership, and (c) either (A) the beneficial owner of the Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Preferred Security certifies to the Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof;

          (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security; and

          (iii) any gain realized by a United States Alien Holder upon the exchange of Depositary Shares for Preferred Securities will not be subject to United States federal withholding tax.

INFORMATION REPORTING TO HOLDERS

     The Trust will report the original issue discount that accrued during the year with respect to the Junior Subordinated Debentures, and any gross proceeds received by the Trust from the retirement or redemption of the Junior Subordinated Debentures, annually to the holders of record of the Preferred Securities and the Internal Revenue Service. The Trust currently intends to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Preferred Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holder's federal income tax, provided the required information is timely filed with the Internal Revenue Service.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the Trust by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Trust. The validity of the Preferred Securities Guarantee and the Junior Subordinated Debentures, and certain legal matters in connection with the Preferred Securities, the Preferred Securities Guarantee and the Junior Subordinated Debentures, will be passed upon for the Trust and Ford by J.M. Rintamaki, Secretary and an Assistant General Counsel of Ford. Any tax matters with respect to the Preferred Securities, the Junior Subordinated Debentures, and the Preferred Securities Guarantee will be passed on for Ford and the Trust by Dennis E. Ross, Chief Tax Officer of Ford and tax counsel to the Trust. Mr. Rintamaki and Mr. Ross are full-time employees of Ford and own, and hold options to purchase, shares of Common Stock of Ford, and Mr. Rintamaki owns depositary shares, each representing 1/1,000 of a share of Series A Cumulative Convertible Preferred Stock of Ford. Certain legal matters in connection with the Preferred Securities will be passed upon for the Dealer Managers by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. Shearman & Sterling act as counsel to the Compensation and Option Committee and the Audit Committee of the Board of Directors of Ford and have in the past provided, and may continue to provide, legal services to Ford and its subsidiaries.

                                    EXPERTS

     The financial statements of Ford which are incorporated in this Prospectus by reference to Ford's 1994 10-K Report have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, to the extent indicated in their report therein, and have been so incorporated in reliance on the report of that firm given on their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information of Ford for the periods ending March 31, 1995 and June 30, 1995, incorporated in this Prospectus by reference to Ford's 1995 10-Q Reports, Coopers & Lybrand L.L.P. have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their reports included in Ford's 1995 10-Q Reports state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because such reports do not constitute "reports" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                              ERISA CONSIDERATIONS

     Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), or Section 4975 of the Code ("Plans"), may purchase Preferred Securities, subject to the investing fiduciary's determination that the investment in Preferred Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

     In any case, Ford and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain plans (generally, Plans maintained or sponsored by, or contributed to by, any such persons). The acquisition and ownership of Preferred Securities by a Plan (or by an individual retirement arrangement or other Plans described in Section 4975(e)(i) of the Code) with respect to which Ford or any of its affiliates is considered a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption.

     As a result, Plans with respect to which Ford or any of its affiliates is a party in interest or a disqualified person should not acquire Preferred Securities. Any other Plans or other entities whose assets include Plan assets subject to ERISA proposing to acquire Preferred Securities should consult with their own ERISA counsel.

     Facsimile copies of the Letter of Transmittal will be accepted. Letters of Transmittal, certificates representing Depositary Shares and any other required documents should be sent by each Holder of Depositary Shares or his broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at one of the addresses as set forth below:

                             THE EXCHANGE AGENT IS:

                                 CHEMICAL BANK
                    C/O CHEMICAL MELLON SHAREHOLDER SERVICES

              By Mail:                      By Facsimile Transmission:                      By Hand:
           Chemical Bank                 (For Eligible Institutions Only)                Chemical Bank
  c/o Chemical Mellon Shareholder                 (201) 296-4293                c/o Chemical Mellon Shareholder
              Services                                                                      Services
          Midtown Station                     Confirm by Telephone:                Reorganization Department
            P.O. Box 837                          (201) 296-4209                    120 Broadway, 13th Floor
         New York, NY 10018                                                             New York, NY 10271
                                              By Overnight Courier:
                                                  Chemical Bank
                                     c/o Chemical Mellon Shareholder Services
                                            Reorganization Department
                                                85 Challenger Road
                                            Ridgefield Park, NJ 07660

                           THE INFORMATION AGENT IS:

                          [GEORGESON & COMPANY LOGO]
                               Wall Street Plaza
                            New York, New York 10005
                        Banks and Brokers Call Collect:
                                 (212) 440-9800
                                       or
                           All Others Call Toll Free:
                                 (800) 223-2064

     Any questions or requests for assistance or additional copies of this Prospectus, the Letter of Transmittal or for copies of the Notice of Guaranteed Delivery may be directed to the Information Agent at its telephone number and location set forth above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

                     THE DEALER MANAGERS FOR THE OFFER ARE:

                              MERRILL LYNCH & CO.
                             World Financial Center
                          North Tower -- Seventh Floor
                            New York, New York 10281
                            (212) 236-4565 (Collect)

               DEAN WITTER REYNOLDS INC.                                  A.G. EDWARDS & SONS, INC.
                  2 World Trade Center                                        1 North Jefferson
                       65th Floor                                       St. Louis, Missouri 63103-2205
                New York, New York 10048                                  (800) 640-1705 (Toll-Free)
               (800) 488-4490 (Toll-Free)

                  GOLDMAN, SACHS & CO.                                         LEHMAN BROTHERS
                    85 Broad Street                                        3 World Financial Center
                New York, New York 10004                                   New York, New York 10285
               (800) 828-3182 (Toll-Free)                                 (800) 438-3242 (Toll-Free)

                PAINEWEBBER INCORPORATED                                      SMITH BARNEY INC.
              1285 Avenue of the Americas                                    388 Greenwich Street
                New York, New York 10019                                   New York, New York 10013
               (800) 324-0210 (Toll-Free)                                 (800) 813-3754 (Toll-Free)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     In accordance with the Delaware Law, the Certificate of Incorporation of Ford contains a provision to limit the personal liability of the directors of Ford for violations of their fiduciary duty. This provision eliminates each director's liability to Ford or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to Ford or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Section 6 of the form of dealer manager agreement filed as Exhibit 1 to this Registration Statement provides for indemnification of directors, officers who sign the Registration Statement and controlling persons of the Registrant by the dealer managers, and for indemnification of each dealer manager and its controlling persons by the Registrant, against certain liabilities. Similar provisions are contained in agreements entered into between the Registrant and groups of dealer managers or underwriters on past occasions.

     The Declaration provides that no Trustee, affiliate of any Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee or any employee or agent of the Trust or its affiliates (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any employee or agent of the Trust or its affiliates, or any officers, directors, shareholders, employees, representatives or agents of Ford or its affiliations or to any holders of Trust Securities of the Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Institutional Trustee, negligence) or willful misconduct with respect to such acts or omission. The Declaration also provides that, to the fullest extent permitted by applicable law, Ford shall indemnify and hold harmless each Trustee, any affiliate of a Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Trustees, or any employee or agent of the Trust or its affiliates (each, an "Indemnified Person") from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the

Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Institutional Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration further provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Ford prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Ford of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to the Declaration.

ITEM 21. EXHIBITS.

EXHIBIT NO.                                           DOCUMENT
-----------       --------------------------------------------------------------------------------
          1   --  Form of Dealer Manager Agreement
        4.1   --  Form of Indenture between Ford and The Bank of New York as Trustee
        4.2   --  Form of First Supplemental Indenture to Indenture*
        4.3   --  Declaration of Trust of Ford Motor Company Capital Trust I
        4.4   --  Certificate of Trust of Ford Motor Company Capital Trust I
        4.5   --  Form of Amended and Restated Declaration of Trust of Ford Motor Company Capital
                  Trust I
        4.6   --  Form of Preferred Security (included in Exhibit 4.5 above)
        4.7   --  Form of Junior Subordinated Debenture (included in Exhibit 4.2 above)*
        4.8   --  Form of Guarantee Agreement with respect to Preferred Securities
        5.1   --  Opinion of J. M. Rintamaki, Secretary and Assistant General Counsel of Ford*
        5.2   --  Opinion of Morris, Nichols, Arsht & Tunnell*
          8   --  Tax Opinion of Dennis E. Ross, Chief Tax Officer of Ford*
         12   --  Ford Motor Company Computation of Earnings to Combined Fixed Charges and
                  Preferred Stock Dividends.*
         15   --  Letter of Coopers & Lybrand L.L.P. regarding unaudited interim financial information.
       23.1   --  Consent of Coopers & Lybrand L.L.P.
       23.2   --  Consent of Dennis E. Ross (included in Exhibits 5.1 and 8.1 above)
       23.3   --  Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.2 above)
       24.1   --  Powers of Attorney for Ford Motor Company
       24.2   --  Powers of Attorney for Ford Motor Company, as sponsor, to sign this Registration
                  Statement on behalf of Ford Motor Company Capital Trust I (included in Exhibit
                  4.3 above)
       25.1   --  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                  The Bank of New York as Trustee under the Indenture*
       25.2   --  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                  The Bank of New York as Institutional Trustee under the Amended and Restated
                  Declaration of Trust*
       25.3   --  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                  The Bank of New York as indenture trustee under the Preferred Securities
                  Guarantee*
       99.1   --  Proposed Form of Letter of Transmittal*
       99.2   --  Proposed Form of Notice of Guaranteed Delivery*
       99.3   --  Proposed Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
                  and Other Nominees*
       99.4   --  Proposed Form of Letter to Clients*
       99.5   --  Form of Exchange Agent Agreement*
       99.6   --  Form of Information Agent Agreement*
       99.7   --  Form of Newspaper Announcement*
       99.8   --  Proposed Form of Ford Letter to Holders of 8.25% Preferred Stock, Series B*

-------------------------
* To be filed by amendment.

ITEM 22. UNDERTAKINGS.

     Each of the Registrants hereby undertakes:

          (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Ford's Annual Report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (3) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date responding to the request.

          (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Ford Motor Company, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Dearborn, Michigan, on the 19th day of September, 1995.

                                          FORD MOTOR COMPANY

                                          By          /s/ ALEX TROTMAN*
                                            ------------------------------------
                                                       (Alex Trotman)
                                             Chairman of the Board of Directors

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                TITLE                           DATE
---------------------------------   ---------------------------------------   -------------------
          ALEX TROTMAN*             Director and Chairman of the Board of
---------------------------------   Directors, President and Chief
         (Alex Trotman)             Executive Officer (Principal Executive
                                    Officer)

       COLBY H. CHANDLER*           Director
---------------------------------
       (Colby H. Chandler)

       MICHAEL D. DINGMAN*          Director
---------------------------------
      (Michael D. Dingman)

        EDSEL B. FORD II*           Director, Vice President--Ford and
---------------------------------   President and Chief Operating Officer,
       (Edsel B. Ford II)           Ford Motor Credit Company

       WILLIAM CLAY FORD*           Director
---------------------------------
       (William Clay Ford)

     WILLIAM CLAY FORD, JR.*        Director and Chairman of the Finance
---------------------------------   Committee                                   September 19, 1995
    (William Clay Ford, Jr.)
                                    Director
---------------------------------
      (Roberto C. Goizueta)

    IRVINE O. HOCKADAY, JR.*        Director
---------------------------------
    (Irvine O. Hockaday, Jr.)

       MARIE-JOSEE KRAVIS*          Director
---------------------------------
      (Marie-Josee Kravis)

           DREW LEWIS*              Director
---------------------------------
          (Drew Lewis)

        ELLEN R. MARRAM*            Director
---------------------------------
        (Ellen R. Marram)

            SIGNATURE                                TITLE                           DATE
---------------------------------   ---------------------------------------   -------------------
        KENNETH H. OLSEN*           Director
---------------------------------
       (Kenneth H. Olsen)

       CARL E. REICHARDT*           Director
---------------------------------
       (Carl E. Reichardt)

         LOUIS R. ROSS*             Director and Vice Chairman and Chief
---------------------------------   Technical Officer
         (Louis R. Ross)

                                                                            September 19, 1995
    CLIFTON R. WHARTON, JR.*        Director
---------------------------------
    (Clifton R. Wharton, Jr.)

         JOHN M. DEVINE*            Group Vice President and Chief
---------------------------------   Financial Officer (Principal Financial
        (John M. Devine)            Officer)

       DANIEL R. COULSON*           Director of Accounting (Principal
---------------------------------   Accounting Officer)
       (Daniel R. Coulson)

  * By    /s/ PETER SHERRY, JR.
--------------------------------
       (Peter Sherry, Jr.,
        Attorney-in-Fact)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Ford Motor Company Capital Trust I, has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Dearborn, Michigan, on this 19th day of September, 1995.

                                          FORD MOTOR COMPANY CAPITAL TRUST I

                                          By: Ford Motor Company, as Sponsor

                                          By: /s/ J.M. RINTAMAKI
                                            ------------------------------------
                                            Name: J.M. Rintamaki
                                            Title:  Secretary

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                              DOCUMENT                                    PAGE
-------           --------------------------------------------------------------------------   ----
      1      --   Form of Dealer Manager Agreement
    4.1      --   Form of Indenture between Ford and The Bank of New York as Trustee
    4.2      --   Form of First Supplemental Indenture to Indenture*
    4.3      --   Declaration of Trust of Ford Motor Company Capital Trust I
    4.4      --   Certificate of Trust of Ford Motor Company Capital Trust I
    4.5      --   Form of Amended and Restated Declaration of Trust of Ford Motor Company
                  Capital Trust I
    4.6      --   Form of Preferred Security (included in Exhibit 4.5 above)
    4.7      --   Form of Junior Subordinated Debenture (included in Exhibit 4.2 above)*
    4.8      --   Form of Guarantee Agreement with respect to Preferred Securities
    5.1      --   Opinion of J.M. Rintamaki, Secretary and Assistant General Counsel of
                  Ford*
    5.2      --   Opinion of Morris, Nichols, Arsht & Tunnell*
      8      --   Tax Opinion of Dennis E. Ross, Chief Tax Officer of Ford*
     12      --   Ford Motor Company Computation of Earnings to Combined Fixed Charges and
                  Preferred Stock Dividends*
     15      --   Letter of Coopers & Lybrand L.L.P. regarding unaudited interim financial information
   23.1      --   Consent of Coopers & Lybrand L.L.P.
   23.2      --   Consent of Dennis E. Ross (included in Exhibits 5.1 and 8.1 above)*
   23.4      --   Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.2 above)*
   24.1      --   Powers of Attorney for Ford Motor Company
   24.2      --   Powers of Attorney for Ford Motor Company, as sponsor, to sign this
                  Registration Statement on behalf of Ford Motor Company Capital Trust I
                  (included in Exhibit 4.3 above)
   25.1      --   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York as Trustee under the Indenture*
   25.2      --   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York as Institutional Trustee under the
                  Amended and Restated Declaration of Trust*
   25.3      --   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York as indenture trustee under the Preferred
                  Securities Guarantee*
   99.1      --   Proposed Form of Letter of Transmittal*
   99.2      --   Proposed Form of Notice of Guaranteed Delivery*
   99.3      --   Proposed Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                  Companies and Other Nominees*
   99.4      --   Proposed Form of Letter to Clients*
   99.5      --   Form of Exchange Agent Agreement*
   99.6      --   Form of Information Agent Agreement*
   99.7      --   Form of Newspaper Announcement*
   99.8      --   Proposed Form of Ford Letter to Holders of 8.25% Preferred Stock, Series
                  B*

-------------------------
* To be filed by amendment.